UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

ROMEO POWER, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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April 30, 2021
Dear Fellow Stockholders:
On behalf of the Board of Directors, I cordially invite you to attend the 2021 annual meeting of stockholders (the “Annual Meeting”) of Romeo Power, Inc., which will be held virtually at www.virtualshareholdermeeting.com/RMO2021 on June 15, 2021, at 7:00 a.m., Pacific Time. We hope that you will be able to attend the virtual Annual Meeting.
In accordance with the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders over the Internet, we have sent stockholders of record at the close of business on April 26, 2021 a Notice of Internet Availability of Proxy Materials. The notice contains instructions on how to access our Proxy Statement and Annual Report on Form 10-K and how to vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice and the attached Proxy Statement.
Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the Annual Meeting.
Your vote is important to us. Whether you own a few shares or many, and whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Please act as soon as possible to vote your shares. You may vote your shares on the Internet, by telephone or if, you received a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided.
On behalf of the Board of Directors and management, we appreciate your continued support.
/s/ Robert S. Mancini
Robert S. Mancini Chairman of the Board

ROMEO POWER, INC.
4380 Ayers Ave.
Vernon, California 90058
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Romeo Power, Inc.:
Notice is hereby given that the 2021 annual meeting of stockholders (the “Annual Meeting”) of Romeo Power, Inc. (the “Company”), will be held at 7:00 a.m. Pacific Time on June 15, 2021 in a virtual format only via live webcast at www.virtualshareholdermeeting.com/RMO2021, for the purpose of considering and taking action on the following proposals:
(1)
To elect nine directors to serve on our Board of Directors;

(2)
To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

(3)
To consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

This year’s Annual Meeting will be conducted in a virtual format only in order to assist in protecting the health and well-being of our stockholders and employees and to provide access to our stockholders regardless of geographic location. Stockholders will not be able to attend the Annual Meeting in person; however, stockholders will be able to participate, vote electronically and submit questions during the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/RMO2021 and entering the control number found on their proxy card or voting instruction form. A support number will be visible 15 minutes prior to the meeting on the virtual meeting landing page if you may need assistance.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 15, 2021: Our Annual Report on Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com.
In accordance with the Securities and Exchange Commission (“SEC”) rules allowing companies to furnish proxy materials to their stockholders over the Internet, we have sent stockholders of record at the close of business on April 26, 2021 a Notice of Internet Availability of Proxy Materials. Only stockholders of record as of the close of business on April 26, 2021 are entitled to notice of, and to vote at, the Annual Meeting. The notice contains instructions on how to access our Proxy Statement and Annual Report on Form 10-K and how to vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice and the attached Proxy Statement.
Your vote is important.   Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card. Returning your proxy card will not prevent you from voting at the Annual Meeting. It will, however, help to assure a quorum at the Annual Meeting and to avoid added proxy solicitation costs.
BY ORDER OF THE BOARD OF DIRECTORS
/s/ Lionel E. Selwood, Jr.
Lionel E. Selwood, Jr.
Chief Executive Officer and Director
April 30, 2021
Vernon, California

ROMEO POWER, INC.
4380 Ayers Ave.
Vernon, California 90058

PROXY STATEMENT

General Information
We are furnishing this Proxy Statement in connection with the solicitation of proxies for use at our Annual Meeting to be conducted in a virtual format only via live webcast at www.virtualshareholdermeeting.com/RMO2021 on June 15, 2021, at 7:00 a.m. Pacific Time, and any adjournment or postponement thereof. We intend to mail a Notice of Internet Availability of Proxy Materials to all stockholders entitled to vote at the Annual Meeting on or about April 30, 2021.
To participate in the Annual Meeting you must access the virtual meeting at www.virtualshareholdermeeting.com/RMO2021 and use the control number provided with your proxy materials. Our virtual meeting platform, which will be provided by Broadridge Financial Solutions, allows all participating stockholders to submit questions during the Annual Meeting. In addition, it also allows our stockholders to vote on proposals online. We believe that our virtual platform increases stockholder participation while at the same time affording the same rights and opportunities to participate, as stockholders would have at a physical annual meeting. A support number will be visible 15 minutes prior to the meeting on the virtual meeting landing page if you may need assistance.
Unless otherwise indicated or unless the context requires otherwise, all references in this Proxy Statement to the “Company,” “Romeo,” “we,” “us,” “our” and similar terms refer to Romeo Power, Inc. (f/k/a RMG Acquisition Corp.) and its consolidated subsidiaries. References to “RMG” refer to RMG Acquisition Corp. prior to the consummation of the Business Combination (as defined below).
Solicitation and Voting Procedures
This proxy is solicited on behalf of the Board of Directors of Romeo Power, Inc. The solicitation of proxies will be conducted by mail and we will bear all costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of our common stock, par value $0.0001 per share (“Common Stock”). We may conduct further solicitation personally, telephonically or by facsimile through our officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.
A stockholder’s shares can be voted at the Annual Meeting only if the stockholder attends the virtual meeting or is represented by proxy. We urge any stockholders not planning to attend the Annual Meeting to authorize their proxy in advance. Stockholders may complete their proxies and authorize their votes by proxy over the Internet at http://www.proxyvote.com or by telephone at 1-800-690-6903. Stockholders who complete their proxy electronically over the Internet or by telephone do not need to return a proxy card. Stockholders who hold their shares beneficially in street name through a nominee should follow the instructions they receive from their nominee to vote their shares.
The presence at the Annual Meeting of a majority of the outstanding shares of Common Stock entitled to vote, represented either in person, by remote communication, or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions from voting on a proposal and broker non-votes will count for purposes of determining a quorum. The close of business on April 26, 2021 has been fixed as the record date (the “Record Date”) for determining the holders of shares of Common Stock entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters. As of the Record Date, there were 130,546,531 shares of Common Stock outstanding.
Stockholder votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Shares of Common Stock represented by a properly executed and delivered proxy will be voted at the Annual Meeting and, when the stockholder has given instructions, will be voted in accordance with those instructions. If no instructions on how to vote are given in a signed proxy, the shares will be voted as follows: (1) FOR each of the nominees listed in Proposal No. 1, (2) FOR the ratification of the independent registered public accounting firm in Proposal No. 2, and (3) in accordance with the discretion of the persons appointed as proxies with respect to any other matters that properly come before the Annual Meeting. If your shares are held in a stock brokerage account or by a bank or other nominee, please see the information below regarding broker’s authority to vote. There are no statutory or contractual rights of appraisal or similar remedies available to those stockholders who dissent with respect to any matter to be acted on at the Annual Meeting.
Revocability of Proxies
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the attention of our Corporate Secretary at 4380 Ayers Ave., Vernon, California 90058, a written notice of revocation or a properly executed proxy bearing a later date. You may also revoke your proxy by voting again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), or by attending the virtual meeting and voting your shares while logged in and participating in the live webcast. Note that beneficial owners of shares held in street name must follow their bank, broker or other nominee’s instructions to revoke their proxies or vote at the Annual Meeting and, for both stockholders of record and beneficial owners of shares held in street name, attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote online at the Annual Meeting.
Broker Authority to Vote
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in street name. These proxy materials are being forwarded to you by your bank, broker or other nominee, who is considered to be the holder of record with respect to your shares. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions. As a beneficial owner, you are also invited to attend the Annual Meeting. You may participate in the virtual webcast of the Annual Meeting by navigating to: www.virtualshareholdermeeting.com/RMO2021 and entering the control number provided to you on the voting instruction form provided by your bank, broker or other nominee. You will not be able to attend the Annual Meeting without your control number.
If your shares are held in street name, and if you provide voting instructions to your bank, broker or other nominee, your shares must be voted as you direct. If you do not furnish voting instructions to your bank, broker or other nominee, one of two things can happen, depending upon whether a proposal is “routine.” Under the rules that govern brokers that have record ownership of shares beneficially owned by their clients, brokers have discretion to cast votes only on routine matters, such as the ratification of the appointment of independent registered public accounting firms, without voting instructions from their clients. Brokers are not permitted, however, to cast votes on “non-routine” matters without such voting instructions, such as the election of directors. A “broker non-vote” occurs when a beneficial owner has not provided voting instructions and the broker holding shares for the beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that proposal. Proposal No. 2 is considered a “routine” proposal for this purpose. All other proposals are considered “non-routine,” and your broker will not have discretion to vote on these proposals.
Delivery of Notice of Internet Availability of Proxy Materials; Delivery of Multiple Proxy Materials
In accordance with rules adopted by the SEC, we may provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (“Notice”) to some of our stockholders of record. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. The Notice will tell you how to access and review the proxy materials over the Internet at www.proxyvote.com. The Notice will also tell you how to access your proxy card to vote over the Internet or by telephone. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice.
If you received more than one package of proxy materials, this means that you have multiple accounts holding shares of our Common Stock. Please vote all proxy cards and voting instruction forms that you receive with each package of proxy materials to ensure that all of your shares are voted.
Stockholder List
A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose related to the meeting, for ten days prior to the date of the Annual Meeting during ordinary business hours at our principal offices located at 4380 Ayers Ave., Vernon, California 90058. The list will also be available electronically at www.virtualshareholdermeeting.com/RMO2021 during the Annual Meeting.
Corporate Information and History
We were incorporated on October 22, 2018 as RMG Acquisition Corp, a Delaware corporation, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.
On October 5, 2020, we entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”), with RMG Merger Sub, Inc., a Delaware corporation and our wholly owned subsidiary (“Merger Sub”), and Romeo Systems, Inc., a Delaware corporation (“Legacy Romeo”). On December 29, 2020, pursuant to the terms of the Merger Agreement, the business combination with Legacy Romeo was effected through the merger of Merger Sub with and into Legacy Romeo, with Legacy Romeo surviving as the surviving company and as our wholly owned subsidiary (the “Merger” and, collectively with the other transactions described in the Merger Agreement, the “Business Combination”). Upon the closing of the Business Combination (the “Closing”), we changed our name to Romeo Power, Inc.
Our executive offices are located at 4380 Ayers Ave., Vernon, CA 90058, and our telephone number is (833) 467-2237. Additional information about us is available on our website at www.romeopower.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this Proxy Statement. You can review filings we make with the SEC at its website (www.sec.gov), including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports electronically filed or furnished pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Code of Business Conduct and Ethics, Corporate Governance Guidelines and the charters of our Finance and Investment Committee, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board of Directors may be accessed within the “Investors — Governance” section of our website at www.romeopower.com.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Overview
Our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) provides that the number of directors shall be established from time to time by our Board of Directors. Our Board of Directors has fixed the number of directors at nine, and we currently have nine directors serving on the Board of Directors.
Our Certificate of Incorporation provides that all of our directors stand for reelection annually at the annual meeting of stockholders, provided that the term of each director will continue until the election and qualification of his or her successor and is subject to his or her earlier death, resignation, disqualification, retirement or removal. Subject to the Stockholders’ Agreement (as defined below), vacancies or newly created directorships on the Board of Directors will be filled only by vote of a majority of the directors then in office and will not be filled by the stockholders, unless the Board of Directors determines by resolution that any such vacancy or newly created directorship will be filled by the stockholders. Subject to the Stockholders’ Agreement, any director appointed by the Board of Directors to fill a vacancy will hold office until our next annual meeting of stockholders, subject to the election and qualification of his or her successor or until his or her earlier death, resignation, disqualification, retirement or removal.
The current directors of the Company are Lionel E. Selwood, Jr., Lauren Webb, Robert S. Mancini, Susan S. Brennan, Brady Ericson, Donald S. Gottwald, Philip Kassin, Timothy E. Stuart and Paul S. Williams. Each of the current directors has been nominated for election to the Board of Directors at the Annual Meeting, as described in further detail below and elsewhere in this Proxy Statement. All nominees for election as directors at the Annual Meeting have indicated their willingness to serve if elected. Should any nominee become unavailable for election at the Annual Meeting, the persons named on the enclosed proxy as proxy holders may vote all proxies given in response to this solicitation for the election of a substitute nominee chosen by our Board of Directors.
Information Regarding Director Nominees
The following table sets forth information for each of the nominees for director identified in this Proxy Statement:
Name	Age	Position and Committees
Lionel E. Selwood, Jr.	32	President, Chief Executive Officer and Director
Lauren Webb	39	Chief Financial Officer and Director(4)
Robert S. Mancini	63	Chairman of the Board(4)
Susan S. Brennan	58	Director(2)(4)
Brady Ericson	49	Director(4)
Donald S. Gottwald	54	Director(1)(3)
Philip Kassin	63	Director(1)(4)
Timothy E. Stuart	53	Director(2)(3)
Paul S. Williams	61	Director(1)(2)(3)

(1)
Member of the Audit Committee

(2)
Member of the Nominating and Corporate Governance Committee

(3)
Member of the Compensation Committee

(4)
Member of the Finance and Investment Committee

Additional information about each of the nominees for election to the Board of Directors is as follows:
Lionel E. Selwood, Jr.   Mr. Selwood is our President and Chief Executive Officer and has served as a member of our Board of Directors since December 2020. Mr. Selwood is an accomplished Product Management Leader with expertise in Operations Management, Financial Management, Lean Six Sigma, Supplier Development, Strategic Sourcing and Product Quality Management. Since 2016, Mr. Selwood has held various roles at Legacy Romeo: from December 2016 to June 2018, he served as Vice President of Engineering Operations and Global Procurement; from June 2018 to February 2019, he served as Chief Operating Officer; from February 2019 to September 2020, he served as President and General Manager of North America; and since September 2020 he has served as Chief Executive Officer. Prior to Legacy Romeo, from November 2015 to December 2016, Mr. Selwood was Purchasing Manager of Powertrain, Battery & Thermal Systems at Faraday Future. Mr. Selwood has also held various roles at SpaceX and General Electric. Mr. Selwood holds a B.Sc. in Mechanical Engineering from Syracuse University and M.P.S. in Supply Chain Management from The Pennsylvania State University. Mr. Selwood is well-qualified to serve on our Board of Directors due to his operational and historical expertise gained from serving as Chief Operating Officer and President and General Manager North America of Legacy Romeo and his extensive professional and educational experience in high-technology manufacturing industries.
Lauren Webb.   Ms. Webb is our Chief Financial Officer and has served as a member of our Board of Directors since December 2020 and as a member of the board of directors of BorgWarner Romeo Power LLC since April 2021. Ms. Webb has served as Legacy Romeo’s Chief Financial Officer since January 2017 and previously served as a financial consultant to Legacy Romeo from January 2016 to January 2017. Ms. Webb has over 14 years’ experience in finance and operations for early stage companies. Prior to Legacy Romeo, from January 2009 to July 2015, she was a founder and Vice President of Apollo Services, LLC, a business services company specializing in operations for legal and audit firms. Ms. Webb was the Controller of InAuth, Inc. from February 2011 to May 2015, where she led the company through multiple rounds of financing leading up to a successful exit via acquisition by American Express. Ms. Webb started her career at the U.S. Department of Justice and spent ten years from May 2006 to December 2016 with the Ashcroft Group, a venture investment and consulting firm based in Washington D.C. Ms. Webb holds a B.A. from Texas A&M University. Ms. Webb is well-qualified to serve on our Board of Directors due to her operational and historical expertise from serving as Chief Financial Officer of Legacy Romeo and her extensive professional experience in finance and operational leadership, financial reporting, investor relations and fundraising activities.
Robert S. Mancini.   Mr. Mancini has served as the chairman of our Board of Directors since December 2020 and as a member of our Board of Directors since inception. From inception until December 2020, Mr. Mancini served as our Chief Executive Officer. He has also served as the Chief Executive Officer and a director of RMG Acquisition Corporation II (“RMG II”) since its inception in July 2020, as the Chief Executive Officer and a director of RMG Acquisition Corp. III (“RMG III”) since its inception in December 2020, as the Chief Executive Officer of RMG Acquisition Corp. IV (“RMG IV”), RMG Acquisition Corp. V (“RMG V”), RMG Acquisition Corp. VI (“RMG VI”), and RMG Acquisition Corp. VII (“RMG VII”), and as a director of RMG V since each company’s inception in February 2021. From June 2018 to December 2018, Mr. Mancini served as a Senior Advisor to Carlyle Power Partners and was a Partner and a Managing Director with The Carlyle Group and head or co-head of Carlyle’s power investment business from December 2012 until June 2018. Prior to joining Carlyle, from June 1993 to December 2012, Mr. Mancini was an employee of Goldman Sachs & Co. (“Goldman Sachs”), and from November 1999 through December 2012 was a Managing Director at Goldman Sachs. From December 2003 to December 2012, Mr. Mancini led or co-led Goldman Sachs’ on-balance sheet power asset investment business. During that period Goldman Sachs conducted most of its power asset investment business through its wholly owned subsidiary, Cogentrix Energy LLC, where Mr. Mancini served in various capacities, including as the President, co-President and Chief Executive Officer and serving as a member of the board of directors. Prior to 2003, Mr. Mancini was a member of the legal department of Goldman Sachs, where he eventually became the Deputy General Counsel of the Securities Division. During his tenure at Goldman Sachs, Mr. Mancini sat on several committees including the firm-wide Risk Committee, Operational Risk Committee, and Divisional Risk Committee, as well as several portfolio company boards. Prior to joining Goldman Sachs, Mr. Mancini spent nine years in private practice as a lawyer with Debevoise & Plimpton LLP, where he established that firm’s derivatives practice. Mr. Mancini received his J.D. from New York University School of Law in 1984, where he was a member of Law Review, and received his B.A. degree from Binghamton University in 1980.

Mr. Mancini is well-qualified to serve on our Board of Directors due to his extensive investment experience in the power and broader commodities industries, his many years of management and leadership experience, as well as his service on several boards and committees throughout his career.
Susan S. Brennan.   Ms. Brennan has served as a member of our Board of Directors since December 2020. Ms. Brennan has 30 years of experience as a global leader in the automotive and energy industries, with roles in Fortune 100 companies, Nissan North America (“Nissan”) and Ford Motor Company (“Ford”). Since November 2013, Ms. Brennan has served as Chief Operations Officer of Bloom Energy, and acted as one of the key leaders in its scale growth and initial public offering. Since January 2015, Ms. Brennan has also served as a Non-Executive Board Director for Senior PLC, a FTSE 350 corporation with a global footprint in the aerospace and automotive industries. Prior to her current roles, from November 2013 through October 2018, Ms. Brennan was Vice President of Manufacturing and the highest-ranking woman in operations at Nissan where she ran the highest output automotive manufacturing plant in world, with 10,000 employees that produced more than $10 billion worth of vehicles. She also managed the powertrain plant that produced EV components and more than one million engines per year for North America, Asia, and Europe. Prior to Nissan, Ms. Brennan spent 13 years, from March 1995 through September 2008, at Ford holding multiples roles including Director of Global Manufacturing Business Office and Director of Manufacturing Operations. Since January 2009, Ms. Brennan has served as Founder and Board member of Southern Automotive Women’s Forum a 501(c)(3) organization that supports Women in STEM (Science, Technology, Engineering and Math) and has changed the face of the Automotive Industry in the SouthEast. She also served as a national advisory board member for the National Center for Engineering Pathways to Innovation (Epicenter) at Stanford University from 2014 to 2015, which empowers undergraduates in engineering to bring their ideas to life. Ms. Brennan received her M.B.A. in Economics from the University of Nebraska at Omaha, B.S. in Microbiology from the University of Illinois at Urbana-Champaign, and is an alumna of the Prince of Wales Business and Environment Program. Ms. Brennan is well-qualified to serve on our Board of Directors based on her strong background, extensive leadership and business experience in the automotive and energy industries.
Brady Ericson.   Mr. Ericson has served as a member of our Board of Directors since December 2020. Mr. Ericson has served as a Vice President of BorgWarner Inc. (“BorgWarner”), a global product leader in clean and efficient technology solutions for combustion, hybrid and electric vehicles, since 2011. He has been the President and General Manager of Morse Systems since June 2019, in which he is responsible for BorgWarner’s global Morse Systems business which includes the BorgWarner Romeo Power joint venture. Prior to this role, Mr. Ericson held a number of positions of increasing responsibility since joining BorgWarner in 2000. These roles include: Chief Strategy Officer (from 2017 to 2019), in which he oversaw all corporate strategy, advanced technology, market research and M&A for BorgWarner; President and General Manager, Emissions Systems (from 2011 to 2016), in which he was responsible for BorgWarner’s global Emissions Systems business; Vice President and General Manager, Emissions Systems; Vice President, Global Manufacturing Strategies for Turbo and Emissions Systems; Vice President, Operations China and Korea, Turbo and Emissions Systems; and several other roles in operations, engineering and sales. Prior to joining BorgWarner, Mr. Ericson held various sales and engineering positions with Honeywell (formerly AlliedSignal), Delco Remy, and Ford. From May 2019 to December 2020, Mr. Ericson served on Legacy Romeo’s board of directors and since May 2019, Mr. Ericson has served on the board of directors of BorgWarner Romeo Power LLC. Mr. Ericson holds a B.S. degree in Mechanical Engineering from Kettering University and an M.B.A. from Duke University. Mr. Ericson is well-qualified to serve on our Board of Directors based on his strong background, extensive leadership and business experience in the automotive industry, as well as his experience on the board of directors of Legacy Romeo.
Donald S. Gottwald.   Mr. Gottwald has served as a member of our Board of Directors since December 2020. Mr. Gottwald has more than 30 years of experience as an executive and operator in the automotive and financial industries. From 2009 to 2020, Mr. Gottwald served in various positions with KAR Auction Services, Inc. (“KAR”), a NYSE-listed company facilitating automotive marketplaces, including as President of Digital, Data, and Mobility Solutions from 2019 to 2020, Chief Strategy Officer from 2017 to 2020, Chief Operating Officer from 2014 to 2019, and Chief Executive Officer and President of Automotive Finance Corporation, a subsidiary of KAR, from 2009 to 2014. Prior to KAR, Mr. Gottwald served as an Executive Vice President in the consumer finance division of HSBC Holdings plc from 2005 to 2008 and served in various roles, including as Executive Vice President and Managing Director, for Nuvell Financial

Services Corp., a subsidiary of GMAC Financial Services (now Ally Financial) serving the OEM and retail automotive industry. Mr. Gottwald’s non-profit engagement includes his current service on the Northwood University Automotive Management Curriculum Advisory Board. Mr. Gottwald received his M.B.A. from Duke University, Fuqua School of Business, where he graduated as a Fuqua Scholar and a General Motors Fellow, and received his B.B.A. in Management, summa cum laude, from Northwood University. Mr. Gottwald is well qualified to serve on our Board of Directors based on his leadership and operational experience in the automotive and automotive finance industries.
Philip Kassin.   Mr. Kassin has served as a member of our Board of Directors since inception and previously served as our President and Chief Operating Officer from inception until December 2020. He has also served as the President, Chief Operating Officer and a director of RMG II since its inception in July 2020, as the President, Chief Operating Officer and a director of RMG III since its inception in December 2020, and as the President and Chief Operating Officer of RMG IV, RMG V, RMG VI and RMG VII since each company’s inception in February 2021. From August 2016 to October 2016, Mr. Kassin was a Managing Director and Head of M&A and Financing at M-III Partners and has over 35 years of experience as both an advisor and investor in public and private equity. At M-III Partners, he completed a $345 million SPAC transaction for M-III Acquisition Corp., successfully acquiring Infrastructure and Energy Alternatives (NASDAQ: IEA) from Oaktree Capital Management, and serving on its board from March 2018 to September 2018. Prior to joining M-III Partners, Mr. Kassin was a Senior Managing Director at Evercore Inc. (“Evercore”) from July 2010 to April 2016, specializing in chemicals and energy. Prior to Evercore, from September 2005 to July 2010, Mr. Kassin was the Head of M&A and Financing for Access Industries, a privately held industrial group which focused on natural resources and chemicals, media and telecommunications, technology and e-commerce and real estate. Mr. Kassin also served as a Supervisory Board Member of Basell Polyolefins from 2005 to 2007 and as a Supervisory Board Member of LyondellBasell Industries from 2007 to 2010, where he also served as Chairman of the Finance and Investment Committee and Chairman of the Audit Committee. Earlier in his career, Mr. Kassin held senior investment banking roles at Morgan Stanley, Goldman Sachs, Merrill Lynch and AIG. He was also a Partner at PwC where he was responsible for its energy M&A consulting practice. Mr. Kassin started his career as a utilities analyst at Standard & Poor’s. Mr. Kassin earned an M.P.A. from the Maxwell School at Syracuse University and a B.A., in Policy Studies from Syracuse University. He also has FINRA Series 24, 63 and 79 Qualifications. Mr. Kassin is well-qualified to serve on our Board of Directors due to his extensive principal investment expertise in the diversified resources and industrial materials sectors, investment banking, M&A, capital markets and publicly listed company director experience.
Timothy E. Stuart.   Mr. Stuart has served as a member of our Board of Directors since December 2020. Since May 2019, Mr. Stuart has served as Executive Vice President, Chief Operating Officer to Republic Services, Inc. (“Republic”). He is responsible for operationalizing Republic’s strategy and executing its business plan across field operations. Prior to his current role, Mr. Stuart served as Executive Vice President, Operations to Republic from January 2016 to May 2019, where he was responsible for maximizing field performance, executing the operating plan, and achieving financial and operational results across Republic. Mr. Stuart previously served as Republic’s East Region President from September 2013 to January 2016. He joined Republic in April 2006 as Director of Operations and has held a variety of roles with the company, including Area President, Vice President of Customer Experience, and Region Vice President. Mr. Stuart has over 25 years of experience in the waste industry. Mr. Stuart serves on the University of Alabama’s business school board of visitors. Mr. Stuart has a B.S. in Business Administration from the University of Alabama and an M.B.A. from Florida Gulf Coast University. Mr. Stuart is well-qualified to serve on our Board of Directors due to his deep operational experience and proven leadership in the many roles throughout his career.
Paul S. Williams.   Mr. Williams has served as a member of our Board of Directors since December 2020. Prior to his retirement in January 2019, Mr. Williams served as a Partner and Managing Director of Major, Lindsey & Africa, LLC, an executive recruiting firm, where he conducted searches for board members, CEOs and senior legal executives from 2005 to 2019. He also served as Director of Global Diversity Search, assisting legal organizations in enhancing their diversity. From 2001 to 2005, Mr. Williams served as Executive Vice President, Chief Legal Officer & Corporate Secretary of Cardinal Health, Inc. Since 2009, Mr. Williams has served as a member of the board of directors of Compass Minerals International, Inc. (NYSE: CMP). Since early 2020, Mr. Williams has served on the board of directors of a large cluster of funds in the American Funds mutual fund family (part of the privately-held Capital Group, which is a registered investment company). Since January 2021, Mr. Williams has served as a member of the board of directors of Air Transport Services Group. Inc. (NASDAQ: ATSG) and as a member of the board of trustees of Public Storage (NYSE: PSA). From 2003 to 2015, Mr. Williams served on the board of directors of State Auto Financial Corporation (NASDAQ: STFC). From 2007 to 2017, Mr. Williams served as a member of the board of directors of Bob Evans Farms, Inc. From 2014 to 2019, Mr. Williams served on the board of directors of Essendant, Inc. (f/k/a United Stationers Inc.). Mr. Williams is a member of the Economic Club of Chicago and has served as president of the Chicago chapter of the National Association of Corporate Directors since 2017. Mr. Williams received an undergraduate degree, cum laude, from Harvard and a J.D. from Yale Law School. Mr. Williams is well-qualified to serve on our Board of Directors due to his extensive legal and executive management experience and distinctive knowledge of executive compensation and corporate governance matters.
Required Vote and Recommendation of Board of Directors
Pursuant to our Bylaws, directors are elected by a plurality in voting power of the shares present in person, by remote communication, or represented by proxy and entitled to vote in the election of directors. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected. If you sign the enclosed proxy and deliver it to the Company, your proxy will be voted FOR all director nominees, unless you specifically indicate on the proxy that you are withholding a vote from one or more of the nominees. Abstentions and broker non-votes will have no effect on the election of our director nominees.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE
NOMINEES IDENTIFIED ABOVE.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors has selected Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte has been engaged by us since December 29, 2020, and has been engaged by Legacy Romeo since 2018. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or applicable law require stockholder ratification of the selection of Deloitte as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders’ best interests.
Change in Auditor
On December 29, 2020, our Board of Directors approved the engagement of Deloitte as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2020. Deloitte served as the independent registered public accounting firm of Legacy Romeo prior to the Business Combination. Accordingly, Grant Thornton LLP (“Grant Thornton”), the Company’s independent registered public accounting firm prior to the Business Combination, was informed that it would be dismissed and replaced by Deloitte as the Company’s independent registered public accounting firm following completion of the Company’s review of the quarter ended September 30, 2020, which consists only of the accounts of the pre-Business Combination special purpose acquisition company.
The audit report of Grant Thornton on the Company’s financial statements as of December 31, 2019 and December 31, 2018, and for the year ended December 31, 2019 and for the period from October 22, 2018 (date of inception) to December 31, 2018, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope, or accounting principles except for an explanatory paragraph in such report regarding substantial doubt about the Company’s ability to continue as a going concern.
During the period from October 22, 2018 (inception) through December 31, 2019, and the subsequent period prior to Grant Thornton’s dismissal, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make a reference in connection with their opinion to the subject matter of the disagreement or reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.
The Company previously provided Grant Thornton with a copy of the disclosures regarding the dismissal reproduced in this Proxy Statement and received a letter from Grant Thornton addressed to the SEC stating that they agree with the above statements. This letter was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on January 5, 2021.

Fees for Independent Registered Public Accounting Firm
The following table presents aggregate fees accrued for professional services rendered by our independent registered public accounting firm for the respective periods indicated:
	Year Ended December 31,
	2020(1)	2019(1)
Deloitte & Touche LLP
Audit Fees	$1,910,325	$51,039
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,910,325	$51,039

(1)
The fees in this column exclude fees for services rendered by Grant Thornton as the principal accountant for RMG prior to the Business Combination.

Audit fees includes the aggregate fees during 2020 and 2019 billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings, including incremental fees related to the Form S-4 for the Business Combination.
Audit-related fees would include fees billed for assurance and related services that are reasonably related to performance of the audit or review of our year-end financial statements and are not reported under “Audit Fees.”
Tax fees would include fees billed for professional services relating to tax compliance, tax planning and tax advice.
All other fees would include fees billed for all other services.
Policy on Audit Committee Pre-Approval of Services of Independent Registered Public Accounting Firm
Our Audit Committee has responsibility for appointing, setting compensation, and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. Prior to the engagement of the independent registered public accounting firm, the Audit Committee pre-approves services by category of service and estimated cost as further noted in the engagement letter. The fees are budgeted as part of the Company’s annual/periodic budgeting and forecasting process, and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm for such services.
Prior to the Business Combination, all of the services listed in the table above provided by Grant Thornton were pre-approved by RMG in accordance with its policies then in effect. Following the Business Combination, all of the services listed in the table above provided by Deloitte were pre-approved by our Audit Committee.
Required Vote and Recommendation of Board of Directors
The affirmative vote of the holders of a majority of the shares present, in person, by remote communication, or represented by proxy, and entitled to vote on the proposal at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, then “FOR” approval of this proposal. Abstentions will have the same effect as voting against the proposal. Proposal No. 2 is considered “routine”, therefore, we do not expect any broker non-votes for this proposal. If our stockholders do not ratify the selection of Deloitte & Touche LLP, our Board of Directors will consider other independent auditors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
YEAR ENDING DECEMBER 31, 2021.

BOARD OF DIRECTORS AND COMMITTEES; CORPORATE GOVERNANCE
Overview
We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our stockholders well and maintaining our integrity in the marketplace. Our Corporate Governance Guidelines and Code of Ethics, together with our Certificate of Incorporation, Bylaws, and the charters of the committees of our Board of Directors form the basis for our corporate governance framework.
Board Composition
Our business and affairs are managed under the direction of our Board of Directors. Our Board of Directors is currently composed of nine directors. Subject to the terms of the Stockholders’ Agreement and our Certificate of Incorporation and Bylaws, the number of directors is fixed by our Board of Directors.
In connection with the Closing of the Business Combination, we entered into that certain Stockholders’ Agreement, dated December 29, 2020 (the “Stockholders’ Agreement”), with RMG Sponsor, LLC, a Delaware limited liability company (the “Sponsor”) and certain former stockholders of Legacy Romeo.
Pursuant to the Stockholders’ Agreement, the Sponsor has the right to designate (a) one director for election to our Board of Directors for so long as it maintains beneficial ownership of 25% or more (but less than 50%) of the shares of our Common Stock owned by the Sponsor on the closing date of the Business Combination and (b) two directors for election to our Board of Directors for so long as it maintains beneficial ownership of 50% or more of the shares of our Common Stock owned by the Sponsor on the closing date of the Business Combination. The Sponsor designated Mr. Robert S. Mancini and Mr. Philip Kassin for election to our Board of Directors. The Stockholders’ Agreement also provides that Mr. Robert S. Mancini shall serve as Chairman of the Board for so long as he remains a designee of the Sponsor.
Pursuant to the Stockholders’ Agreement, certain former stockholders of Legacy Romeo (the “Former Romeo Stockholders”) have the right to designate (a) at any time when BorgWarner has the right to designate a director for election to our Board of Directors, one director for election to our Board of Directors for so long as such stockholders, other than BorgWarner, collectively maintain beneficial ownership of 25% or more of the shares of our Common Stock owned by them on the closing date of the Business Combination, and (b) at any time when BorgWarner does not have the right to designate a director for election to our Board of Directors, (i) two directors for election to our Board of Directors for so long as such stockholders collectively maintain beneficial ownership of 50% or more of the shares of our Common Stock owned by them on the closing date of the Business Combination and (ii) one director for election to our Board of Directors for so long as such stockholders collectively maintain beneficial ownership of 25% or more (but less than 50%) of the shares of our Common Stock owned by them on the closing date of the Business Combination. The Former Romeo Stockholders designated Ms. Lauren Webb for election to our Board of Directors.
Pursuant to the Stockholders’ Agreement, BorgWarner has the right to designate one director for election to our Board of Directors for so long as it maintains beneficial ownership of 7,677,071 or more shares of our Common Stock owned by BorgWarner on the closing date of the Business Combination. BorgWarner designated Mr. Brady Ericson for election to our Board of Directors.
Pursuant to the Stockholders’ Agreement, Republic Services Alliance Group III, Inc. (“Republic Services”) has the right to designate one director for election to our Board of Directors for so long as it maintains beneficial ownership of 1,500,000 shares of our Common Stock. Republic Services designated Mr. Timothy E. Stuart for election to our Board of Directors.
Five directors, each of whom qualified as an “independent director” under stock exchange regulations applicable to us and one of whom qualified as an “audit committee financial expert” as defined under the rules of the SEC, were initially appointed in accordance with the Stockholders’ Agreement and will, going forward, be as determined by the Board of Directors. In addition, under the terms of the Stockholders’ Agreement, the individual serving as our Chief Executive Officer (the “CEO designee”), was appointed in accordance with the Stockholders’ Agreement to our Board of Directors and will, going forward, be determined by what individual holds the title of Chief Executive Officer of the Company.

In addition, pursuant to the Stockholders’ Agreement, we and the other parties thereto have agreed not to take, directly or indirectly, any actions (including removing directors in a manner inconsistent with the Stockholders’ Agreement) that would frustrate, obstruct or otherwise affect the provisions of the Stockholders’ Agreement and the intention of the parties thereto with respect to the composition of our Board of Directors as provided in the agreement. Subject to certain exceptions, each stockholder that is a party to the Stockholder’s Agreement has agreed to vote, or cause to be voted, all of their outstanding shares of our Common Stock at any annual or special meeting of stockholders in which directors are elected, in such manner as may be necessary to elect and/or maintain in office as members of our Board of Directors those individuals designated in accordance with the Stockholders’ Agreement and to otherwise effect the intent of the provisions of the Stockholders’ Agreement.
Pursuant to the terms of the Stockholders’ Agreement, any individual designated by the Sponsor, the Former Romeo Stockholders or BorgWarner may only be removed with or without cause at the request of the party entitled to designate such director. In all other cases and at any other time, directors are only able to be removed by the affirmative vote of at least a majority of the voting power of our Common Stock. Pursuant to the terms of the Stockholders’ Agreement, the CEO designee will be removed at such time when the individual ceases to serve as Chief Executive Officer of the Company.
Independence of Directors
NYSE listing standards require that a majority of our Board of Directors be independent. The NYSE listing standards generally define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that Robert S. Mancini, Susan S. Brennan, Donald S. Gottwald, Philip Kassin, Timothy E. Stuart and Paul S. Williams are “independent directors” as defined in the NYSE listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.
Meeting Attendance
There were no meetings of the Board of Directors or any committees during the year ended December 31, 2020 and the Company did not hold an annual meeting of stockholders in 2020. Prior to the Closing of the Business Combination, the board of directors of RMG held three meetings in 2020.
Although we do not have a policy with regard to the attendance of directors at our annual meetings of stockholders, all of our directors are encouraged to attend such meetings. We expect that all of our directors will attend the 2021 Annual Meeting.
Board Leadership Structure and Role in Risk Oversight
Our Board of Directors recognizes that the leadership structure and combination or separation of the Chief Executive Officer and Chairman roles is driven by the needs of the Company at any point in time. As a result, we do not have a policy requiring combination or separation of leadership roles, and our governing documents do not mandate a particular structure. This allows our Board of Directors the flexibility to establish the most appropriate structure for the Company at any given time.
Our Board of Directors oversees the risk management activities designed and implemented by our management. Our Board of Directors does not have a standing risk management committee, but rather executes its oversight responsibility both directly and through its standing committees. Our Board of Directors considers specific risk topics, including risks associated with our strategic initiatives, business plans and capital structure. Our management, including our executive officers, are primarily responsible for managing the risks associated with the operation and business of the Company and providing appropriate updates to the Board of Directors and the Audit Committee. Our Board of Directors has delegated to the Audit Committee oversight of the Company’s risk management process, and our other board committees also will consider risks as they perform their respective committee responsibilities. All board committees will report to our Board of Directors as appropriate, including, but not limited to, when a matter rises to the level of a material or enterprise risk.

Committees of the Board of Directors
Our Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Finance and Investment Committee, each of which has the composition and the responsibilities described below. The Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Finance and Investment Committee each operate under separate written charters approved by our Board of Directors. The charters for each committee are available on our website at www.romeopower.com.
Our Board of Directors may from time to time establish other committees.
Audit Committee
Our Audit Committee consists of Philip Kassin, Donald S. Gottwald, and Paul S. Williams. Under the NYSE listing standards and applicable SEC rules, we are required to have at least three members of the Audit Committee, all of whom must be independent. Philip Kassin, Donald S. Gottwald, and Paul S. Williams each meet the independence requirements under the NYSE’s listing standards and under Rule 10A-3(b)(1) of the Exchange Act, and Philip Kassin serves as chairperson of the Audit Committee. Each member of the Audit Committee is financially literate, and our Board of Directors has determined that Philip Kassin qualifies as an “audit committee financial expert” as defined in applicable SEC rules.
Our Board of Directors has adopted a written charter which details the principal functions of the Audit Committee, including:
•
the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by the Company;

•
pre-approving all audit and permitted non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by the Company, and establishing pre-approval policies and procedures;

•
reviewing and discussing with the independent auditors all relationships the auditors have with the Company in order to evaluate their continued independence;

•
setting clear hiring policies for employees or former employees of the independent auditors;

•
setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•
obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues, and (iii) all relationships and services between the independent auditor and the Company in order to assess the independence of the auditor;

•
reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to the Company entering into such transaction;

•
evaluating the Company’s policies with respect to risk assessment and risk management; and

•
reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee
Our Compensation Committee consists of Donald S. Gottwald, Timothy E. Stuart and Paul S. Williams. Under NYSE listing standards and applicable SEC rules our Compensation Committee must consist of all independent members. Donald S. Gottwald, Timothy E. Stuart and Paul S. Williams meet the independence requirements under the NYSE’s listing standards, and Paul S. Williams serves as chairperson of the Compensation Committee.
Our Board of Directors has adopted a written charter which details the principal functions of the Compensation Committee, including:
•
reviewing and approving the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•
reviewing and approving the compensation of all other executive officers;

•
implementing and administering our incentive compensation equity-based remuneration plans;

•
assisting management in complying with our proxy statement and annual report disclosure requirements;

•
approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•
preparing an annual compensation committee report; and

•
reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Susan S. Brennan, Timothy E. Stuart, and Paul S. Williams. Under NYSE listing standards and applicable SEC rules, our Nominating and Corporate Governance Committee must consist of all independent members. Susan S. Brennan, Timothy E. Stuart, and Paul S. Williams meet the independence requirements under the NYSE’s listing standards, and Susan S. Brennan serves as chairperson of the Nominating and Corporate Governance Committee.
Our Board of Directors has adopted a written charter which details the principal functions of the Nominating and Corporate Governance Committee, including:
•
identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Board of Directors candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the Board of Directors;

•
developing, recommending to the Board of Directors and overseeing implementation of our corporate governance guidelines;

•
coordinating and overseeing the annual self-evaluation of the Board of Directors, its committees, individual directors and management in the governance of the Company; and

•
reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

Guidelines for Selecting Director Nominees
Our Nominating and Corporate Governance Committee will recommend to the Board of Directors candidates for nomination for election at the annual meeting of the stockholders.
Our Nominating and Corporate Governance Committee will recommend to the Board of Directors candidates for nomination who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments. In general, in identifying and evaluating nominees for director, our Board of Directors considers experience in corporate management such as serving as an officer or former officer of a publicly held company, experience as a board member of another publicly held company, professional and academic experience relevant to our business, leadership skills, experience in finance and accounting or executive compensation practices, whether candidate has the time required for preparation, participation and attendance at Board of Directors meetings and committee meetings, if applicable, independence and the ability to represent the best interests of our stockholders.
As described under “— Board Composition” above, the Stockholders’ Agreement provides for the parties thereof to designate persons to our Board of Directors based on their voting power of our Common Stock and subject to additional requirements. In addition, our Bylaws permit stockholders to nominate directors for consideration, subject to certain conditions. Our Nominating and Corporate Governance Committee’s policy is to evaluate any recommendation for director nominee proposed by a stockholder.
Finance and Investment Committee
Our Finance and Investment Committee consists of Philip Kassin, Robert S. Mancini, Brady Ericson, Susan S. Brennan and Lauren Webb. Philip Kassin serves as chairperson of the Finance and Investment Committee. Our Board of Directors has adopted a written charter which details the principal functions of the Finance and Investment Committee, including:
•
reviewing analyses and providing guidance and advice regarding acquisitions and divestments and discussing and reviewing the Company’s tax strategies, planning, and related structures;

•
reviewing the Company’s capital structure and capital allocation, including any organic and inorganic investments;

•
reviewing and discussing any dividend policy;

•
reviewing and discussing any share repurchase activities and plans; and

•
reviewing and discussing any debt portfolio, credit facilities, compliance with financial covenants, commodity, interest rate, and currency derivative strategies, and proposed securities offerings.

Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines to assist it in the exercise of its responsibilities and to serve the interests of the Company and our stockholders. The Corporate Governance Guidelines are available for review within the “Investors — Governance” section of our website at www.romeopower.com.
Code of Business Conduct and Ethics
Our Code of Business Conduct and Ethics, which applies to all executive officers, directors and employees, codifies the business and ethical principles that govern all aspects of our business. The Code of Business Conduct and Ethics is available within the “Investors — Governance” section of our website at www.romeopower.com. The Audit Committee of the Board of Directors is responsible for overseeing the Code of Business Conduct and Ethics. Any waivers of the Code of Business Conduct and Ethics for employees, executive officers and directors must be provided by the Board of Directors or a committee of the Board of Directors. Any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, will be disclosed on our website.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee has ever been an executive officer or employee of the Company. None of our executive officers currently serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving or will serve as a member of our Board of Directors or Compensation Committee.

Equity Trading Policies and Procedures
The Company has policies and procedures in place that prohibit employees and directors from engaging in any hedging transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of the Company’s equity securities.
In addition, employees and directors of the Company are prohibited from pledging Company securities in any circumstance, including by purchasing Company securities on margin or holding Company securities in a margin account, except as otherwise approved by the Board of Directors. In January 2021, the Board of Directors approved an exception to this policy permitting Michael Patterson, our former Chief Sales Officer and the founder of Legacy Romeo, to pledge up to 6,000,000 shares of Common Stock as collateral for a personal loan; provided, that the amount of such indebtedness does not exceed 10% of the fair market value of the securities of the Company pledged as collateral for such indebtedness (based on the average closing price of such securities over the 10 trading days immediately preceding the date such indebtedness is incurred).
Director Nominations and Stockholder Communications
Our Nominating and Corporate Governance Committee’s policy is to evaluate any recommendation for director nominee proposed by a stockholder. Our Bylaws permit stockholders to nominate directors for consideration, subject to certain conditions. Any recommendation for director nominee must be submitted in writing to:
Romeo Power, Inc.
Attention: Corporate Secretary
4380 Ayers Ave.
Vernon, California 90058
There are currently no specific, minimum, or absolute criteria for membership on our Board of Directors. Candidates are evaluated based upon key factors which include independence, knowledge, judgment, integrity, character, leadership skills, education, experience, financial literacy, standing in the community and ability to foster a diversity of backgrounds and views and to complement the Board of Director’s existing strengths. There are no differences in the manner in which the Nominating and Corporate Governance Committee will evaluate nominees for director based on whether the nominee is recommended by a stockholder.
We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board of Directors. During the upcoming year, our Board of Directors will continue to monitor whether it would be appropriate to adopt such a policy. Communications will be distributed to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board of Directors may be excluded, such as:
•
junk mail and mass mailings;

•
resumes and other forms of job inquiries;

•
surveys; and

•
solicitations or advertisements.

In addition, any material that is unduly hostile, threatening or illegal in nature may be excluded, provided that any communication that is excluded will be made available to any outside director upon request.
Involvement in Certain Legal Proceedings
As of the filing of this Proxy Statement, there are no legal proceedings, and during the past ten years there have been no legal proceedings, that are material to the ability or integrity of any of our directors, director nominees or executive officers.

As of the filing of this Proxy Statement, we are not engaged in, nor are we aware of any pending litigation in which any of our directors, executive officers, affiliates, or owner of more than 5% of our Common Stock is a party adverse to us or has a material interest adverse to us.
Family Relationships
There are no family relationships to note between our directors or executive officers and employees.

EXECUTIVE OFFICERS
Executive officers are elected by our Board of Directors and serve at its discretion. Set forth below is information regarding our current executive officers:
Name	Age	Position
Lionel E. Selwood, Jr.	32	President, Chief Executive Officer and Director
Lauren Webb	39	Chief Financial Officer and Director
Abdul Kader (“AK”) El Srouji, Ph.D.	34	Chief Technology Officer
Criswell Choi	41	Chief Operating Officer
Additional information about each of our executive officers (except for Lionel E. Selwood, Jr. and Lauren Webb, whose biographical information is provided in the section identifying the Director nominees beginning on page 4) is as follows:
AK El Srouji, Ph.D.   Dr. Srouji is our Chief Technology Officer and directs all technical and technological developments, including IP strategy, roadmaps, and future products, internally and in collaboration with strategic partners. Since 2017, Dr. Srouji has held various roles at Legacy Romeo: from April 2017 to April 2018, he served as Principal Battery Scientist; from May 2018 to May 2019, he served as Senior Director of Research and Development; and since June 2019 he has served as Chief Technology Officer. Prior to joining Legacy Romeo, Dr. Srouji held roles at Robert Bosch LLC where from August 2013 to June 2015 he served as Postdoctoral Research Engineer, and from June 2015 to April 2017, he served as Research Engineer developing advanced physico-chemical battery models at Robert Bosch LLC’s Research & Technology Center in Silicon Valley. Throughout his energy storage technology career, he has successfully brought to market multiple programs funded by the U.S. Department of Energy. Dr. Srouji holds an M.S. degree in Mechanical Engineering, and a Ph.D. in Energy & Mineral Engineering with a focus on electrochemistry from The Pennsylvania State University.
Criswell Choi.   Mr. Choi is our Chief Operating Officer. Since January 2018, Mr. Choi has served in various roles at Legacy Romeo. From January 2018 to September 2018, he was Director of Product Management; from October 2018 to September 2019, he served as Vice President of Operations; and from September 2019 to present, he has served as Chief Operating Officer. Prior to joining Legacy Romeo, Mr. Choi was Director of Product Management from July 2016 to December 2017 at Flo Technologies Inc., and from March 2015 to June 2016, he was Director of Product Management at Dragonfly Technology. Mr. Choi has over 18 years of experience in operations, engineering and business management within the electronics and semiconductor sectors including at SanDisk and Apple. Mr. Choi holds 12 patents. Mr. Choi holds a B.S. in Electrical Engineering from the Massachusetts Institute of Technology.

EXECUTIVE COMPENSATION
Except as otherwise noted, this section presents the executive compensation of Legacy Romeo prior to the Business Combination.
Executive Officer and Director Compensation
To achieve our goals, we have designed, and intend to modify as necessary, our compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share our philosophy and desire to work toward achieving our goals.
We believe our compensation program should promote the success of the company and align executive incentives with the long-term interests of our stockholders. Our compensation programs for our executive officers consist primarily of salary and stock option awards. As our needs evolve, we intend to continue to evaluate our compensation philosophy and programs.
This section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below, which includes amounts paid by Legacy Romeo prior to the consummation of the Business Combination.
The Compensation Committee of our Board of Directors, with input from our Chief Executive Officer, determines the compensation for our named executive officers. For the year ended December 31, 2020, our named executive officers were the following individuals:
•
Lionel E. Selwood, Jr., President and Chief Executive Officer

•
Michael Patterson, Former Chief Sales Officer1

•
Criswell Choi, Chief Operating Officer

•
Robert S. Mancini, Former Chief Executive Officer of RMG2

Summary Compensation Table
The following table sets forth information concerning the compensation of the named executive officers for the years ended December 31, 2019 and December 31, 2020 (other than Mr. Mancini, who did not receive any compensation during the fiscal year ended December 31, 2020).
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Lionel E. Selwood, Jr. President and Chief Executive Officer	2019	325,000	0	123,956	35,675(2)	484,631
	2020	385,653	0	5,860,800	36,276(2)	6,282,729
Michael Patterson Former Chief Sales Officer	2019	250,000	0	0	0	250,000
	2020	251,278	0	9,626,480	0	9,877,758
Criswell Choi Chief Operating Officer	2019	281,250	0	160,604	0	441,854
	2020	300,000	0	1,154,250	0	1,454,250

(1)
The amounts in this column represent the aggregate grant date fair value of awards granted to each named executive officer, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718. See Note 13 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for a discussion of the assumptions we made in determining the grant date fair value of Legacy Romeo’s equity awards.

1
As of April 15, 2021, Mr. Patterson resigned from his position as Chief Sales Officer and he is no longer an executive officer of the Company.

2
Mr. Mancini served as Chief Executive Officer of the Company until the Closing of the Business Combination in December 2020.

(2)
Pursuant to Mr. Selwood’s employment agreement, we provide a monthly stipend of $3,023 for rent in the Los Angeles area.

Narrative Disclosure to Summary Compensation Table
For the year ended December 31, 2020, the compensation program for our named executive officers consisted of base salary and incentive compensation provided in the form of stock option awards by Legacy Romeo to certain officers. Mr. Mancini, who served as Chief Executive Officer of RMG prior to the consummation of the Business Combination, did not receive any compensation during the year ended December 31, 2020.
Base Salary
Our established base salaries for each of the named executive officers (other than Mr. Mancini) are at a level that is commensurate with the executive’s duties and authorities, contributions and prior experience.
Cash Bonus
Neither Legacy Romeo nor the Company had any arrangements with the named executive officers providing for annual cash bonus awards in the years ended December 31, 2019 or 2020, except as described below with respect to Mr. Selwood’s employment agreement, and did not award any cash bonuses to its named executive officers in the years ended December 31, 2019 and 2020.
Stock Option Awards
Legacy Romeo granted stock options to certain named executive officers pursuant to the Romeo Systems, Inc. 2016 Stock Plan (the “2016 Plan”).
Legacy Romeo 2016 Stock Plan
Legacy Romeo’s board of directors approved the 2016 Plan in October 2016. Legacy Romeo’s board of directors administered the 2016 Plan and the awards granted thereunder until the Closing of the Business Combination. Effective upon the Closing of the Business Combination, the Company assumed all outstanding option awards under the 2016 Plan and assumed the 2016 Plan with respect to such outstanding awards.
Options granted pursuant to the 2016 Plan to eligible service providers, including executive officers, had an exercise price that Legacy Romeo’s board of directors determined was not less than the fair market value of the underlying stock on the date of grant. Options generally vest and become exercisable over a three-year period, subject to the option holder’s continued service with Legacy Romeo. Options generally expire ten years from the date of grant. Following the consummation of the Business Combination, no new awards have been or will be granted under the 2016 Plan.
Upon consummation of the Business Combination, each of the Legacy Romeo options that was outstanding immediately prior to the Closing, whether vested or unvested, became exercisable to purchase a number of shares of our Common Stock equal to the number of shares of Legacy Romeo common stock subject to such Legacy Romeo options multiplied by 0.121730 (the “Exchange Ratio”) (rounded down to the nearest whole share) at an exercise price per share divided by the Exchange Ratio (rounded up to the nearest whole cent). All other provisions which govern either the exercise or the termination of Legacy Romeo options remain the same.
As of December 31, 2020, there were 11,143,569 options to purchase shares of our Common Stock (after the conversion described above) outstanding under the 2016 Plan and no other awards outstanding under the 2016 Plan.
2020 Stock Incentive Plan
The 2020 Plan was previously approved by our Board of Directors and stockholders prior to the Closing of the Business Combination and is discussed further below under “Equity Benefit Plans”.

Benefits and Perquisites
Except as described herein, we provide benefits to our named executive officers on the same basis as provided to all of our employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; critical illness insurance; short-and long-term disability insurance; and a tax-qualified Section 401(k) plan. We do not maintain any executive-specific benefit or perquisite programs except as described below with respect to Mr. Selwood’s employment agreement.
Agreements with Our Named Executive Officers and Potential Payments Upon Termination or Change of Control
We have entered into employee agreements with each of our named executive officers other than Mr. Mancini, and the details of such agreements are outlined below.
Agreements with Lionel E. Selwood, Jr.
2018 Agreement.   On June 11, 2018, Lionel E. Selwood, Jr. entered into an employment agreement with Legacy Romeo and this agreement has been superseded by the agreement he entered into on September 18, 2020, as described below. Pursuant to this prior employment agreement, Mr. Selwood’s initial base salary was $325,000 per year and Mr. Selwood was granted options under the 2016 Plan to purchase 1,500,000 shares of Legacy Romeo common stock (which became exercisable to purchase shares of Common Stock upon consummation of the Business Combination). Mr. Selwood’s performance against agreed upon goals and objectives were to be reviewed on no less than an annual basis, and Mr. Selwood was eligible for a base salary increase of no less than 15%, a discretionary cash bonus of up to 100% of base salary and additional equity grants based on a performance review by Legacy Romeo’s board of directors. Mr. Selwood’s prior employment agreement provided that he was eligible to participate in Legacy Romeo’s health and welfare benefit plans maintained for the benefit of Legacy Romeo’s employees. Legacy Romeo was also required to provide Mr. Selwood with a monthly stipend of $3,023 for him to rent an apartment in Los Angeles until he relocated to Los Angeles and also provide relocation assistance if he decided to move his permanent residence to Los Angeles (the details of which were to be determined at the time of his move). If Mr. Selwood’s employment was terminated by Legacy Romeo, he was entitled to receive, as severance, six months of salary and six months of continued health benefits, and the vesting of all of his unvested options would have accelerated at the time of termination.
2020 Agreement.   On September 18, 2020, Mr. Selwood, who previously served as Legacy Romeo’s President and General Manager, entered into an employment agreement with Legacy Romeo to become its Chief Executive Officer, effective September 17, 2020. Mr. Selwood’s agreement does not have a fixed term, and his employment will continue until terminated in accordance with the terms of the employment agreement. Pursuant to the employment agreement, Mr. Selwood’s base salary is $500,000 and he is eligible for a discretionary annual bonus of up to 100% of his base salary. Mr. Selwood also was granted additional options under the 2016 Plan to purchase 8,000,000 shares of Legacy Romeo common stock (which became exercisable to purchase shares of Common Stock upon consummation of the Business Combination) that are subject to vesting in equal monthly increments over the twelve months following the date of grant. Mr. Selwood is eligible for an additional performance-based award which he can earn subject to the achievement of “stretch” stock price and/or market capitalization milestones to be established by our Board of Directors. Mr. Selwood’s employment agreement provides that he is eligible to participate in our health and welfare benefit plans maintained for the benefit of our employees. Mr. Selwood will be eligible to receive a monthly stipend of $3,000 to rent an apartment in Los Angeles until he relocates to Los Angeles, and we will provide relocation assistance if he decides to move his permanent residence to Los Angeles (the details of which will be determined at the time of his move). In addition, we will reimburse Mr. Selwood for reasonable travel expenses from Tampa, Florida to Los Angeles, California until the earlier of the time that he relocates to Los Angeles or when our Board of Directors, in conjunction with an annual review of such travel reimbursement, determines that he should no longer receive such travel reimbursement. If Mr. Selwood’s employment involuntarily terminates other than for cause, he is entitled to receive, as severance, twelve months of salary, twelve months of continued health benefits and accelerated vesting of his unvested options which were granted prior to August 1, 2020, subject to his timely execution and non-revocation of a general release of claims against the Company. If Mr. Selwood’s employment terminates due to his death or disability, his outstanding performance-based equity awards will remain outstanding and will vest, if at all, based on performance through the end of the applicable performance period on a prorated basis, based on the ratio of the number of days he was employed during such performance period and the total number of days between the grant date and the vesting date of such award.
Agreements with Michael Patterson
2020 Agreement.   On August 7, 2020, Michael Patterson entered into an employment agreement with Legacy Romeo pursuant to which Mr. Patterson would continue as Legacy Romeo’s Chief Executive Officer and Chairman of its board of directors. Following Mr. Selwood’s transition to serve as Legacy Romeo’s Chief Executive Officer, Mr. Patterson’s title was changed to Chief Sales Officer. Pursuant to the employment agreement, Mr. Patterson’s annual base salary was $300,000, effective as of January 1, 2021. Mr. Patterson may also receive a discretionary annual bonus of up to $400,000, based on the achievement of criteria specified by our Board of Directors. Mr. Patterson’s employment agreement provides that he is eligible to participate in our health and welfare benefit plans maintained for the benefit of our employees. If we terminate Mr. Patterson’s employment without cause or Mr. Patterson resigns for good reason, he is entitled to receive, as severance, twelve months of base salary, subject to his timely execution and non-revocation of a general release of claims against the Company. We may terminate Mr. Patterson for “cause” as a result of the following: (i) he fails to perform his responsibilities or duties to the Company; (ii) he engages in illegal conduct or gross misconduct in connection with his employment; (iii) he commits, is convicted of, or pleads guilty or nolo contendere to, a felony, a crime involving moral turpitude; (iv) he materially breaches his duty of loyalty to the Company or a material Company policy; (v) he engages in dishonesty, fraud, gross negligence or repetitive negligence in the course of discharging his duties to the Company; or (vi) his continued employment with the Company harms or could reasonably be expected to harm the Company due to a complaint or other matter involving any governmental, regulatory, or self-regulatory organization. Mr. Patterson’s right to resign for “good reason” may be triggered by occurrence of either of the following without his consent: (i) a material reduction of his base salary without a comparable reduction of the base salaries of similarly-situated executives of the Company, or (ii) the relocation of his workplace by more than fifty miles from the place at which he was assigned to principally perform services immediately prior to the relocation.
As contemplated in his employment agreement, Legacy Romeo granted Mr. Patterson an option to purchase 38,067,678 shares of Legacy Romeo’s Class A common stock at a purchase price of $0.814 per share (which remains outstanding after the Business Combination but became exercisable to purchase 4,633,978 shares of Common Stock at a price per share of $6.69). All of the shares covered by such option are subject to vesting. Assuming Mr. Patterson continues to perform services pursuant to the Consulting Arrangement (as defined below) through the “Liquidity Date,” which is defined as the end of the 180-day contractual lock-up period applicable to certain of our stockholders, the number of shares that will vest will be determined solely by the value of Common Stock after the Liquidity Date. Specifically, the number of shares of Common Stock subject to the option granted to Mr. Patterson that will vest will be the amount specified in the table below under “Cumulative Number of Shares That Will Vest” corresponding to the average of the closing price per share of Common Stock on the NYSE on each of the five trading days immediately following the Liquidity Date, as set forth in the table below under “Liquid Share Price”:
Liquid Share Price	Cumulative Number of Shares That Will Vest
$6.6869 – $8.9452	926,795
$8.9453 – $11.9272	1,853,591
$11.9273 – $14.9092	3,243,781
$14.9093	4,633,978
Any shares subject to the option granted to Mr. Patterson that do not vest based on the “Liquid Share Price” targets above will be forfeited. In addition, if Mr. Patterson’s employment is terminated for cause, due to his resignation without good reason or due to his death or disability, all of the shares subject to this option, including any vested shares subject to the option, will be forfeited.
2021 Agreement.   Effective April 15, 2021, Mr. Patterson resigned from his position as Chief Sales Officer. Mr. Patterson and the Company have entered into a letter agreement as of the same date that provides for Mr. Patterson to provide part-time consulting services to the Company and its affiliates through December 31, 2021 (the “Consulting Arrangement”) in exchange for compensation of $25,000 per month, during which time Mr. Patterson will be deemed to satisfy the continued service requirement for his currently unvested options and the retention bonus paid to him in January 2021.
Agreement with Criswell Choi
On April 1, 2019, Criswell Choi entered into an employment agreement with Legacy Romeo to serve as Chief Operating Officer. Mr. Choi’s agreement does not have a fixed term and his employment will continue until terminated in accordance with the terms of the employment agreement. Pursuant to the employment agreement, Mr. Choi’s initial base salary is $300,000 per year and Mr. Choi received an option to purchase 1,500,000 shares of Legacy Romeo common stock (which became exercisable to purchase shares of Common Stock upon consummation of the Business Combination) pursuant to the 2016 Plan that vests over three years. Mr. Choi’s employment agreement provides that he is eligible to participate in Legacy Romeo’s health and welfare benefit plans maintained for the benefit of Legacy Romeo’s employees. If Mr. Choi’s employment involuntarily terminates other than for cause, death or disability, he is entitled to receive, as severance, four months of salary and twelve months of continued health benefits, subject to his timely execution and non-revocation of a general release of claims against Legacy Romeo. Mr. Choi’s agreement does not provide for any additional terms in the event of a change of control.
Retention Agreements
Each of Mr. Selwood, Mr. Patterson and Mr. Choi entered into a retention agreement with Legacy Romeo in December 2020, pursuant to which each executive is entitled to a retention bonus of $400,000, less applicable withholdings. To earn the retention bonus, the executive must be an active employee of the Company or its affiliates as of June 30, 2021, the executive must satisfactorily perform his or her job responsibilities through such date, and the executive must not have provided notice of his or her resignation.
The retention bonus was paid to the executives as a cash advance in January 2021 and if the executive’s employment ends before June 30, 2021 due to a termination by the Company or its affiliates without cause or the executive’s resignation for any reason, the executive is required to repay the retention bonus as of his or her employment termination date.
Retirement Benefits
Our employees, including named executive officers, participate in a tax-qualified Section 401(k) plan. We do not provide a match for participants’ elective contributions to the Section 401(k) plan, nor do we make any other employer contributions to the Section 401(k) plan. We do not provide our employees, including the named executive officers, with any other retirement benefits, including, but not limited to, other tax-qualified retirement plans, supplemental executive retirement plans or nonqualified deferred compensation plans.
RMG Executive Officer Compensation
In the year ended December 31, 2020, no executive officer of RMG received any cash compensation for services rendered to RMG. Such executive officers did receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on RMG’s behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations, as well as traveling to and from the offices, plants, or similar locations of prospective target businesses to examine their operations. Since its formation, RMG did not grant any stock options or stock appreciation rights or any other awards under long-term incentive plans to any of its executive officers.

Outstanding Equity Awards at 2020 Year End
The following table presents information regarding outstanding equity awards held by the named executive officers as of December 31, 2020 (other than Mr. Mancini, who did not hold any outstanding equity awards as of December 31, 2020).
	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Lionel E. Selwood, Jr.	2/21/17(1)	42,606	0	4.10	2/20/27
	11/16/18(1)	182,595	0	6.09	11/15/28
	10/30/19(3)	81,661	58,329	1.57	10/29/29
	9/17/20(4)	243,460	730,380	6.09	9/16/30
Michael Patterson	8/25/17(1)	1,343,666	0	4.10	8/24/27
	1/12/18(1)	261,268	7,465	6.09	1/11/28
	8/12/20(5)	0	4,633,978	6.69	7/2/21
Criswell Choi	1/12/18(1)	1,183	34	6.09	1/11/28
	10/30/19(2)	120,918	60,459	1.57	10/29/29
	9/17/20(3)	15,216	167,379	6.08	9/16/30

(1)
Options vest over a three year period. One-third of the shares vest after one year and the remainder of the shares vest in equal monthly increments over the following 24 month period.

(2)
Options vest over a three year period in equal annual increments.

(3)
Options vest over a three year period in equal monthly increments.

(4)
Options vest over a one year period in equal monthly increments.

(5)
As discussed above, Legacy Romeo granted Mr. Patterson an option to purchase 38,067,678 shares of Legacy Romeo’s Class A common stock at a purchase price of $0.814 per share (which remains outstanding after the Business Combination but became exercisable to purchase 4,633,978 shares of Common Stock at a price per share of $6.69). All of the shares covered by such option are subject to vesting. Assuming Mr. Patterson continues to perform services pursuant to the Consulting Arrangement through the “Liquidity Date,” which is defined as the end of the 180-day contractual lock-up period applicable to certain of our stockholders, the number of shares that will vest will be determined solely by the value of Common Stock after the Liquidity Date.

Equity Benefit Plans
In December 2020, our Board of Directors adopted and our stockholders approved the 2020 Plan. The 2020 Plan became effective immediately upon the Closing of the Business Combination.
Stock Awards.   The 2020 Plan provides for the grant of incentive stock options (“ISOs”), non-qualified stock options (“NSOs”), restricted stock awards, restricted stock unit awards, stock appreciation rights, dividend equivalent rights cash-based awards, and performance-based stock awards, or collectively, stock awards. ISOs may be granted only to our employees, including officers, and the employees of our subsidiaries. All other stock awards may be granted to our employees, officers, non-employee directors, and consultants and the employees and consultants of our subsidiaries and affiliates.
Share Reserve.   The aggregate number of shares of Common Stock that may be issued pursuant to stock awards under the 2020 Plan will not exceed the sum of (x) 15,000,000 shares, plus (y) the number of shares subject to outstanding awards under the 2016 Plan on the date of the Closing of the Business

Combination that are subsequently terminated, forfeited, cancelled or expire unexercised. Shares with respect to an award which are used to satisfy tax withholding obligations with respect to such award (other than an option or stock appreciation right) for future grant pursuant to the 2020 Plan.
Shares issued under the 2020 Plan are authorized but unissued shares or treasury shares. As of December 31, 2020, no awards have been granted and no shares of Common Stock have been issued under the 2020 Plan.
Incentive Stock Option Limit.   The maximum number of shares of Common Stock that may be issued upon the exercise of ISOs under the 2020 Plan is 15,000,000 shares.
Grants to Non-Employee Directors.   No non-employee director shall receive in excess of $600,000 of compensation in any calendar year, determined by adding (i) all cash compensation to such non-employee director and (ii) the fair market value of all awards granted to such non-employee director pursuant to the 2020 Plan in such calendar year, based on the fair market value of such awards on the grant date. However, our Board of Directors, in its sole discretion, may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, provided that this limit would not be exceeded if the $600,000 figure were instead $750,000, provided that any non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.
Administration.   The 2020 Plan will be administered by a committee appointed by our Board of Directors (the “Committee”). Subject to the limitations set forth in the 2020 Plan, the Committee will have the authority to determine, among other things, the type or types of awards to be granted to each participant, the number of shares subject to awards, the term during which an option or stock appreciation right may be exercised and the rate at which the awards may vest or be earned, including any performance criteria to which they may be subject. The Committee also will have the authority to determine the consideration and methodology of payment for awards.
Repricing; Cancellation and Re-Grant of Stock Awards.   Other than in connection with an adjustment of an award pursuant to a corporate adjustment, dissolution, liquidation or reorganization, the Committee may not modify outstanding options or stock appreciation rights to lower the exercise price or grant price nor may the administrator assume or accept the cancellation of outstanding options in return for cash or the grant of new awards when the exercise price is greater than the fair market value of the shares covered by such options or stock appreciation rights, unless such action has been approved by our stockholders.
Eligibility.   Awards may be granted to our employees, directors and consultants (including our potential employees, directors and consultants to whom an offer of a service relationship has been extended) and employees and consultants of any entity controlled by us or in which we have a significant equity interest. ISOs may be granted only to employees who, as of the time of grant, are employees of the Company or any subsidiary corporation of the Company. As of December 3, 2020, there were approximately 159 employees including five executive officers and seven non-employee directors eligible to be granted awards under the 2020 Plan assuming that the 2020 Plan was in effect as of such date.
Stock Options.   A stock option is the right to purchase a certain number of shares of stock, at a certain exercise price, in the future. Under the 2020 Plan, ISOs and NSOs are granted pursuant to stock option agreements adopted by the Committee. The Committee determines the exercise price for a stock option, within the terms and conditions of the 2020 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our Common Stock on the date of grant as well as the forms of payment of the exercise price, which may include, without limitation, cash or shares of our Common Stock or any combination thereof. Options granted under the 2020 Plan vest at the rate specified by the Committee.
Stock options granted under the 2020 Plan generally must be exercised by the optionee before the earlier of the expiration of such option, which may not exceed ten years, or the expiration of a specified period following the optionee’s termination of employment. Each stock option agreement will set forth the extent to which the option recipient will have the right to exercise the option following the termination of the recipient’s service with us, and the right to exercise the option of any executors or administrators of the award recipient’s estate or any person who has acquired such options directly from the award recipient by bequest or inheritance.

Tax Limitations on Incentive Stock Options.   The aggregate fair market value, determined at the time of grant, of our Common Stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of stock plans of the Company and its affiliates, may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the term of the ISO does not exceed five years from the date of grant.
Restricted Stock Awards.   A restricted stock award is the award of shares of our Common Stock that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. The terms of any awards of restricted shares under the 2020 Plan will be set forth in a restricted stock agreement to be entered into between the Company and the recipient of such restricted stock award. The Committee will determine the terms and conditions of the restricted stock agreements, which need not be identical, which may include limitations on the right to vote or receive any dividend or other right. Restricted shares may be issued for such consideration as the Committee may determine, including cash, cash equivalents, full recourse promissory notes, past services and future services.
Restricted Stock Unit Awards.   Restricted stock unit awards give recipients the right to acquire a specified number of shares of stock (or equivalent cash amount) at a future date upon the satisfaction of certain conditions, including any vesting arrangement, established by the Committee and as set forth in a restricted stock unit award agreement. A restricted stock unit award may be settled by cash, delivery of stock, or a combination of cash and stock as deemed appropriate by the Committee. At the Committee’s discretion and as set forth in the restricted stock unit award agreement, restricted stock units may provide for the right to dividend equivalents.
Stock Appreciation Rights.   Stock appreciation rights generally provide for payments to the recipient based upon increases in the price of our Common Stock over the exercise price of the stock appreciation right. The Committee determines the grant price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our Common Stock on the date of grant. A stock appreciation right granted under the 2020 Plan vests at the rate specified in the stock appreciation right agreement as determined by the Committee. The Committee determines the term of stock appreciation rights granted under the 2020 Plan, up to a maximum of ten years. Upon the exercise of a stock appreciation right, we will pay the participant an amount in stock, cash, or a combination of stock and cash as determined by the Committee, equal to the product of (1) the excess of the per share fair market value of our Common Stock on the date of exercise over the grant price, multiplied by (2) the number of shares of our Common Stock with respect to which the stock appreciation right is exercised.
Dividend Equivalents.   The Committee may grant dividend equivalent awards to participants who have awards pursuant to the 2020 Plan (other than options and stock appreciation rights) which give the holders thereof the right to receive payments equivalent to dividends or interest with respect to a number of shares determined by the Committee and will be subject to such terms and conditions as determined by the Committee.
Other Awards.   The Committee may grant other awards based in whole or in part by reference to our Common Stock as well as awards denominated in cash. The Committee will establish the number of shares under a stock-based award and all other terms and conditions of such stock-based and cash awards.
Performance-Based Awards.   The number of shares or other benefits granted, issued, retainable and/or vested under a stock or stock unit award may be made subject to the attainment of performance goals. The Committee may utilize any performance criteria selected by it in its sole discretion to establish performance goals.
Changes to Capital Structure.   In the event of a recapitalization, stock split, or similar capital transaction, the Committee will make appropriate and equitable adjustments to the number of shares reserved for issuance under the 2020 Plan, the number of shares that can be issued as ISOs, the number of shares subject to outstanding awards and the grant or exercise price under each outstanding option or stock appreciation right.

Equity Compensation Plan Information
The following table provides certain information, as of December 31, 2020, with respect to all of our equity compensation plans in effect on that date:
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Issuance under Equity Compensation Plans (Excluding Securities Reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	11,143,569	$5.27	15,000,000
Equity compensation plans not approved by security holders	—	—	—
Total	11,143,569	$5.27	15,000,000

(1)
Includes the 2016 Plan and the 2020 Plan.

For more information regarding our equity compensation plans, see Note 13 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

DIRECTOR COMPENSATION
In the year ended December 31, 2020, no director of Legacy Romeo, RMG or the combined company after the Business Combination received any compensation for service on the board of directors of Legacy Romeo, RMG or the combined company.
In October 2020, Legacy Romeo engaged an independent consultant to review its compensation practices relative to its peer group and in March 2021 the Company adopted a director compensation policy for our non-employee directors. Our directors who are employees are compensated for their services as employees and do not receive additional compensation for serving on our Board of Directors. Under the director compensation policy, beginning in 2021, each of our non-employee directors will receive an annual cash retainer of $50,000 and an annual equity award with a fair value equal to $125,000. In addition, all non-employee directors who serve on one or more of our standing committees are eligible to receive the following committee fees:
Committee	Member Annual Retainer	Chair Annual Retainer
Audit Committee	$10,000	$15,000
Compensation Committee	$5,000	$7,500
Nominating and Corporate Governance Committee	$5,000	$7,500
Finance and Investment Committee	$5,000	$7,500
Board of Director fees are paid quarterly in arrears. We also have reimbursed and will continue to reimburse all of our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our Board of Directors and committees of our Board of Directors.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Pursuant to the charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.
In the performance of its oversight function, the Audit Committee reviewed and discussed with management and Deloitte & Touche LLP, as the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended December 31, 2020. The Audit Committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee received and reviewed the written disclosures and the letters from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB, regarding such independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the Company’s independent registered public accounting firm their independence from the Company.
Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC.
Submitted by the Audit Committee of the Company’s Board of Directors:
Philip Kassin (Chair)
Donald S. Gottwald
Paul S. Williams

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following includes a summary of transactions since January 1, 2019 to which we have been a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than transactions that are described above in the section titled “Executive Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.
Stockholders’ Agreement
In connection with the Closing of the Business Combination, we entered into the Stockholders’ Agreement with the Sponsor and certain Former Romeo Stockholders. The material terms of the Stockholders’ Agreement are summarized above in the section titled “Board of Directors and Committees; Corporate Governance─Board Composition.”
Amended and Restated Registration Rights Agreement
In connection with the Closing of the Business Combination, we entered into that certain Amended and Restated Registration Rights Agreement, dated December 29, 2020 (the “Registration Rights Agreement”), with the Sponsor, certain persons holding Founder Shares and Private Placement Warrants (each as defined below), Legacy Romeo directors and officers, and certain former stockholders of Legacy Romeo (collectively, with each other person who has executed and delivered a joinder thereto, the “RRA Parties”), pursuant to which we agreed to file a shelf registration statement with respect to the registrable securities under the Registration Rights Agreement. We also agreed to provide customary “piggyback” registration rights. The Registration Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the RRA Parties against certain liabilities.
Indemnity Agreements
In connection with the Closing of the Business Combination, we entered into indemnity agreements (each, an “Indemnity Agreement”) with each of our directors and executive officers. These Indemnity Agreements provide the directors and executive officers with contractual rights to indemnification and advancement for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers.
RMG Related Person Transactions
Founder Shares
In November 2018, RMG issued 7,187,500 shares of Class B common stock (the “Founder Shares”) to the Sponsor for $25,000 in cash, at a purchase price of approximately $0.003 per share, in connection with our organization. On December 17, 2018, RMG effectuated an 0.8-for-1 reverse split of the Founder Shares, resulting in an aggregate outstanding amount of 5,750,000 Founder Shares. In January 2019, the Sponsor forfeited to RMG 575,000 Founder Shares and certain funds and accounts managed by subsidiaries of BlackRock, Inc. and certain funds and accounts managed by Alta Fundamental Advisers LLC (together, the “Anchor Investors”) purchased from RMG 575,000 Founder Shares for cash consideration of approximately $2,300. The Founder Shares automatically converted into Class A common stock on a one-for-one basis at the time of the Business Combination. After the Closing and following the effectiveness of our Certificate of Incorporation, each share of Class A Common Stock was automatically reclassified, redesignated and changed into one validly issued, fully paid and non-assessable share of Common Stock, without any further action by us or any stockholder.
In connection with the Business Combination, the Sponsor entered into a lock-up agreement on October 5, 2020, pursuant to which the Common Stock received on conversion of the Founder Shares held by it will be subject to transfer restrictions until the earlier of (i) one year from the Closing of the Business Combination, (ii) the date on which the last sales price of our Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing 150 days following the Closing of the Business Combination and (iii) the date the Company (or any successor entity) consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.
Private Placement Warrants
In February 2019, RMG issued 7,666,648 warrants (the “Public Warrants”) to purchase shares of Common Stock at $11.50 per share. Simultaneously, RMG issued 4,600,000 warrants (the “Private Placement Warrants”) to purchase shares of Common Stock at $11.50 per share, to the Sponsor and the Anchor Investors. The Sponsor and RMG’s officers and directors purchased an aggregate of 3,766,667 of the Private Placement Warrants, for a total purchase price of $5,650,000.50, from RMG. The Private Placement Warrants are identical to the Public Warrants except that the Private Placement Warrants: (i) are not redeemable by us and (ii) may be exercised for cash or on a cashless basis, so long as they are held by the initial purchasers or any of their permitted transferees. If the Private Placement Warrants are held by holders other than the initial purchasers or any of their permitted transferees, they will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.
Subscription Agreements
In connection with the execution of the Merger Agreement, on October 5, 2020, RMG entered into separate subscription agreements (each, a “Subscription Agreement”) with a number of purchasers (each, a “Subscriber”), pursuant to which the Subscribers agreed to subscribe for and purchase and RMG agreed to issue and sell to the Subscribers an aggregate of 16,000,000 shares of Class A common stock (the “PIPE Shares”) for a purchase price of $10.00 per share, or an aggregate of $160,000,000 in gross cash proceeds (the “Private Placement”). On December 29, 2020, the Subscribers purchased from the Company an aggregate of 16,000,000 PIPE Shares, for a purchase price of $10.00 per share and an aggregate purchase price of $160,000,000. Pursuant to the Subscription Agreements, the Company gave certain registration rights to the Subscribers with respect to the PIPE Shares. The sale of PIPE Shares was consummated concurrently with the Closing.
Republic Services (an affiliate of Republic, of which Timothy E. Stuart, one of our directors, is Executive Vice President, Chief Operating Officer) was one of the Subscribers in the Private Placement and purchased 1,500,000 PIPE Shares in the Private Placement for a total purchase price of $15,000,000.
After the Closing and following the effectiveness of our Certificate of Incorporation, each share of Class A common stock, including the PIPE Shares, was automatically reclassified, redesignated and changed into one validly issued, fully paid and non-assessable share of Common Stock, without any further action by us or any stockholder.
Legacy Romeo Related Person Transactions
Investment Private Placement
HG Ventures LLC (of which John Glushik, a former member of Legacy Romeo’s board of directors, is Managing Director) purchased 2,500,000 PIPE Shares in the Private Placement for a total purchase price of $25,000,000. In connection with the foregoing purchase in the Private Placement, we agreed with HG Ventures LLC that it would not need to enter into a lock-up agreement, despite the fact that certain other Legacy Romeo stockholders would be obligated to do so.

Equity Financings
Series A Preferred Stock Financing
The following table summarizes purchases of Legacy Romeo’s Series A preferred stock and note conversions in connection therewith by related persons and their affiliated entities.
Stockholder	Shares of Series A Preferred Stock Purchased	Note Conversion Amount	Total Purchase Price
BorgWarner Inc.(1)	137,741,046	—	$49,999,999.70
Michael Patterson(2)	35,661,574	$1,781,095.89	$9,409,119.10
Scott Beck(3)	1,280,410	$464,788.83	$464.788.83
Lauren Webb(4)	30,496	$11,070.05	$11,070.05
HG Ventures LLC(5)	19,131,589	$4,040,766.81	$5,040,766.81
Paul Marsolan(6)	2,000,000	—	$250,000.00
OpenDoor Venture Capital, LLC(7)	8,009,358	$1,744,438.36	$1,744,438.17
Drew Lane Capital, LLC(8)	36,017,269	$5,596,619.17	$6,096,619.17
Ulysses Ventures, LLC(9)	36,012,332	$5,595,756.15	$6,095,756.15

(1)
In connection with BorgWarner’s Series A investment, (i) BorgWarner appointed Brady Ericson and Craig Aaron to Legacy Romeo’s board of directors, (ii) BorgWarner and Legacy Romeo entered into a joint venture and certain related arrangements, as explained in further detail below and (iii) BorgWarner gained an ownership stake in Legacy Romeo that was greater than 5%.

(2)
At the time of Legacy Romeo’s Series A round, Michael Patterson (i) held a beneficial ownership stake in Legacy Romeo that was greater than 5%, (ii) was serving as Legacy Romeo’s Chief Executive Officer and (iii) was a member of Legacy Romeo’s board of directors.

(3)
At the time of Legacy Romeo’s Series A round, Scott Beck was a member of Legacy Romeo’s board of directors.

(4)
At the time of Legacy Romeo’s Series A round, Lauren Webb was serving as Legacy Romeo’s Chief Financial Officer.

(5)
In connection with HG Ventures LLC’s initial Series A investment in 2019, John Glushik, who is Managing Director of HG Ventures LLC, was appointed to Legacy Romeo’s board of directors. At the time HG Ventures LLC purchased additional Series A shares in 2020, John Glushik was a member of Legacy Romeo’s board of directors.

(6)
At the time of Legacy Romeo’s Series A round, Paul Marsolan was a member of Legacy Romeo’s board of directors.

(7)
At the time of Legacy Romeo’s Series A round, Ken Fried, who is affiliated with OpenDoor Venture Capital, LLC, was a member of Legacy Romeo’s board of directors.

(8)
In connection with the initial Series A investment by Drew Lane Capital, LLC, James Gertler, the owner of Drew Lane Capital, LLC, gained a beneficial ownership stake in Legacy Romeo that was greater than 5%. At the time Drew Lane Capital, LLC purchased additional Series A shares in 2020, James Gertler held a beneficial ownership stake in Legacy Romeo that was greater than 5%.

(9)
In connection with the initial Series A investment by Ulysses Ventures, LLC, Eric Gertler, the owner of Ulysses Ventures, LLC, gained a beneficial ownership stake in Legacy Romeo that was greater than 5%. At the time Ulysses Ventures, LLC purchased additional Series A shares in 2020, Eric Gertler held a beneficial ownership stake in Legacy Romeo that was greater than 5%.

Investors’ Rights Agreement
In connection with its Series A round, Legacy Romeo entered into an Investors’ Rights Agreement (the “Legacy Romeo IRA”), which granted rights to certain holders of its stock, including (i) BorgWarner Inc., which held a beneficial ownership stake in Legacy Romeo that was greater than 5% and appointed two members of Legacy Romeo’s board of directors, (ii) Michael Patterson, who held a beneficial ownership stake in Legacy Romeo that was greater than 5% and was a member of Legacy Romeo’s board of directors, (iii) Scott Beck, who was a member of Legacy Romeo’s board of directors, (iv) Lauren Webb, who was Legacy Romeo’s Chief Financial Officer, (v) HG Ventures LLC, of which John Glushik, who was a member of Legacy Romeo’s board of directors, is Managing Director, (vi) Paul Marsolan, who was a member of Legacy Romeo’s board of directors, (vii) OpenDoor Venture Capital, LLC, to which Ken Fried, who was a member of Legacy Romeo’s board of directors, is affiliated, (viii) Drew Lane Capital, LLC, which held a beneficial ownership stake in Legacy Romeo that was greater than 5%, and (ix) Ulysses Ventures, LLC, which held a beneficial ownership stake in Legacy Romeo that was greater than 5% (collectively, the “Legacy Romeo IRA Parties”).
Pursuant to the Legacy Romeo IRA, certain holders of Legacy Romeo’s capital stock, including the Legacy Romeo IRA Parties, agreed to vote in a certain way on certain matters, including with respect to the election of directors of Legacy Romeo. The Legacy Romeo IRA also provided the parties thereto with certain registration rights, pre-emptive rights, information and inspection rights, drag-along rights and rights of first offer, among other rights (including certain rights in connection with the foregoing that are specific to BorgWarner). The Legacy Romeo IRA terminated upon the consummation of the Business Combination.
Related Party Loans
In connection with Legacy Romeo’s Series A round in March 2019, the following loans by related parties were repaid or converted. Through a purchase of Legacy Romeo’s Series A preferred stock, Michael Patterson immediately reinvested $6,778,023.21 of the amounts repaid to him into Legacy Romeo.
Loan Date	Lender	Interest Rate	Loan Balance	Total Principal and Interest	Repay or Convert	Repayment Date (Est.)
12/29/2016	Michael Patterson	8%	$1,500,000.00	$1,781,095.89	Convert	5/3/2019
2/26/2018	OpenDoor Venture Capital	8%	$1,500,000.00	$1,744,438.36	Convert	5/3/2019
4/11/2018	Michael Patterson	8%	$723,500.00	$799,655.73	Repay*	5/3/2019
5/11/2018	Michael Patterson	8%	$600,000.00	$646,947.95	Repay*	5/3/2019
5/29/2018	Michael Patterson	8%	$250,000.00	$268,575.34	Repay*	5/3/2019
6/4/2018	Michael Patterson	8%	$800,000.00	$858,389.04	Repay*	5/3/2019
6/12/2018	Michael Patterson	8%	$1,000,000.00	$1,071,232.88	Repay*	5/3/2019
7/5/2018	Lauren Webb	8%	$10,000.00	$11,070.13	Convert	5/3/2019
7/24/2018	Michael Patterson	8%	$550,000.00	$584,115.07	Repay*	5/3/2019
8/13/2018	Michael Patterson	8%	$500,000.00	$528,821.92	Repay*	5/3/2019
8/30/2018	Michael Patterson	8%	$200,000.00	$210,783.56	Repay*	5/3/2019
9/11/2018	Michael Patterson	8%	$400,000.00	$420,515.07	Repay*	5/3/2019
10/12/2018	Michael Patterson	8%	$500,000.00	$522,246.58	Repay*	5/3/2019
12/28/2018	Michael Patterson	8%	$200,000.00	$205,523.29	Repay*	5/3/2019
1/2/2019	Michael Patterson	8%	$1,200,000.00	$1,231,824.66	Repay*	5/3/2019
1/11/2019	Michael Patterson	8%	$1,000,000.00	$1,024,547.95	Repay*	5/3/2019
1/17/2019	Michael Patterson	8%	$120,000.00	$122,787.95	Repay*	5/3/2019
2/26/2019	Michael Patterson	8%	$1,000,000.00	$1,014,465.75	Repay*	5/3/2019
3/13/2019	Michael Patterson	8%	$650,000.00	$657,265.75	Repay*	5/3/2019
3/25/2019	Michael Patterson	8%	$950,000.00	$958,120.55	Repay*	5/3/2019
4/10/2019	Michael Patterson	10%	$210,000.00	$211,323.29	Repay*	5/3/2019

On December 23, 2019, Legacy Romeo entered into a convertible promissory note agreement with Drew Lane Capital, LLC, which held a beneficial ownership stake in Legacy Romeo that was greater than 5%. The promissory note was for a principal amount of $1,000,000 and bears an interest rate of 8.0% per annum. As contemplated in the Merger Agreement, upon the Closing, all principal and accrued but unpaid interest due in respect of such promissory note was converted into the right to receive the same consideration that would have been payable had such promissory note converted as of immediately prior to the effective time of the Business Combination into Legacy Romeo common stock at a price of $0.4339 per share.
On December 23, 2019, Legacy Romeo entered into a convertible promissory note agreement with HG Ventures LLC, of which John Glushik, who was a member of Legacy Romeo’s board of directors, is Managing Director. The promissory note was for a principal amount of $3,000,000 and bears an interest rate of 8.0% per annum. As contemplated in the Merger Agreement, upon the Closing, all principal and accrued but unpaid interest due in respect of such promissory note was converted into the right to receive the same consideration that would have been payable had such promissory note converted as of immediately prior to the effective time of the Business Combination into Legacy Romeo common stock at a price of $0.4339 per share.
On December 30, 2019, Legacy Romeo entered into a convertible promissory note agreement with Ulysses Ventures, LLC, which held a beneficial ownership stake in Legacy Romeo that was greater than 5%. As contemplated in the Merger Agreement, upon the Closing, all principal and accrued but unpaid interest due in respect of such promissory note was converted into the right to receive the same consideration that would have been payable had such promissory note converted as of immediately prior to the effective time of the Business Combination into Legacy Romeo common stock at a price of $0.4339 per share.
On March 31, 2020, Legacy Romeo entered into a promissory note agreement with BorgWarner Romeo Power LLC, which held a beneficial ownership stake in Legacy Romeo that was greater than 5%. The promissory note was for a principal amount of $2,000,000 and bears an interest rate equal to the Applicable Federal Rate (AFR) for March 2020 1.53% per annum. The note was paid off in connection with the Closing.
Legacy Romeo entered into the non-convertible promissory notes identified below with Michael Patterson, who held a beneficial ownership stake in Legacy Romeo that was greater than 5%, was a member of Legacy Romeo’s board of directors and at the time that the non-convertible promissory notes were entered into, served as Legacy Romeo’s Chief Executive Officer or Chief Sales Officer, depending on the date. The non-convertible promissory notes were paid off in connection with the Closing.
•
Grid Note, issued on December 5, 2019, for a principal amount of $100,000 and an interest rate of 1.55%;

•
Grid Note, issued on January 29, 2020, for a principal amount of $100,000 and an interest rate of 1.55%;

•
Grid Note, issued on February 11, 2020, for a principal amount of $300,000 and an interest rate of 1.58%;

•
Grid Note, issued on February 27, 2020, for a principal amount of $100,000 and an interest rate of 1.58%;

•
Grid Note, issued on March 11 2020, for a principal amount of $250,000 and an interest rate of 1.09%;

•
Grid Note, issued on October 7, 2020, for a principal amount of $200,000 and an interest rate of 0.09%; and

•
Grid Note, issued on October 22, 2020, for a principal amount of $125,000 and an interest rate of 0.09%.

Legacy Romeo Warrants
Legacy Romeo entered into those certain Stock Purchase Warrant Agreements, as outlined in the below table, with Drew Lane Capital, LLC (which held a beneficial ownership stake in Legacy Romeo that was greater than 5%) and James Gertler, the owner of Drew Lane Capital, LLC. The warrants have been fully exercised and there are no longer any shares of Legacy Romeo’s stock outstanding thereunder.
Holder Name	Grant Name	Stock Designation	Grant Date	Grant Price	Shares Granted
James Gertler	8/23/18-$0.23 USD – Warrant	Class A Common	08/23/2018	$0.23	2,250,181
Drew Lane Holdings, LLC	8/23/18-$0.23 USD – Warrant	Class A Common	08/23/2018	$0.23	978,339
Drew Lane Holdings, LLC	8/23/18-$0.23 USD – Warrant	Class A Common	08/23/2018	$0.23	587,003
Drew Lane Holdings, LLC	11/16/18-$0.74 USD – Warrant	Class A Common	11/16/2018	$0.74	2,024,100
Drew Lane Holdings, LLC	11/16/18-$0.74 USD – Warrant	Class A Common	11/16/2018	$0.74	1,351,351
Drew Lane Holdings, LLC	11/16/18-$0.28 USD – Warrant	Class A Common	11/16/2018	$0.28	964,912
Drew Lane Holdings, LLC	11/16/18-$0.23 USD – Warrant	Class A Common	11/16/2018	$0.23	2,631,579
Drew Lane Holdings, LLC	1/25/19-$0.23 USD – Warrant	Class A Common	01/25/2019	$0.23	1,000,000
Drew Lane Holdings, LLC	1/25/19-$0.23 USD – Warrant	Class A Common	01/25/2019	$0.23	350,000
Legacy Romeo entered into those certain Stock Purchase Warrant Agreements, as outlined in the table below, with Ulysses Ventures, LLC, which held a beneficial ownership stake in Legacy Romeo that was greater than 5%. The warrants have been fully exercised and there are no longer any shares of Legacy Romeo’s stock outstanding thereunder.
Holder Name	Grant Name	Stock Designation	Grant Date	Grant Price	Shares Granted
Ulysses Ventures, LLC	8/23/18 -$0.23 USD – Warrant	Class A Common	08/23/2018	$0.23	2,250,181
Ulysses Ventures, LLC	8/23/18 -$0.23 USD – Warrant	Class A Common	08/23/2018	$0.23	978,339
Ulysses Ventures, LLC	8/23/18 -$0.23 USD – Warrant	Class A Common	08/23/2018	$0.23	587,003
Ulysses Ventures, LLC	11/16/18 -$0.74 USD – Warrant	Class A Common	11/16/2018	$0.74	2,024,100
Ulysses Ventures, LLC	11/16/18 -$0.74 USD – Warrant	Class A Common	11/16/2018	$0.74	1,351,351
Ulysses Ventures, LLC	11/16/18 -$0.28 USD – Warrant	Class A Common	11/16/2018	$0.28	964,912
Ulysses Ventures, LLC	11/16/18 -$0.23 USD – Warrant	Class A Common	11/16/2018	$0.23	2,631,579
Ulysses Ventures, LLC	1/25/19 -$0.23 USD – Warrant	Class A Common	01/25/2019	$0.23	1,000,000
Ulysses Ventures, LLC	1/25/19 -$0.23 USD – Warrant	Class A Common	01/25/2019	$0.23	350,000
Legacy Romeo entered into a Stock Purchase Warrant Agreement, dated as of January 30, 2019, with HG Ventures LLC (of which John Glushik, who was a member of Legacy Romeo’s board of directors, is Managing Director) for 3,795,786 shares of Legacy Romeo’s Class A common stock, at a price of $0.5269 per share. Following the Business Combination, this warrant remained outstanding and was exercisable to purchase 462,061 shares of our Common Stock which was based on the same exchange ratio used for converting shares of Legacy Romeo common stock into shares of our Common Stock in the Business Combination (with a purchase price also adjusted by the same exchange ratio). This warrant was net exercised in full on January 11, 2021 and the investor received 375,601 shares of our Common Stock.
Legacy Romeo entered into a Stock Purchase Warrant Agreement, dated as of November 28, 2019, with OpenDoor Venture Capital, LLC (to which Ken Fried, who was a member of Legacy Romeo’s board of directors, is affiliated) for 2,027,027 shares of Legacy Romeo’s Class A common stock, at a price of $0.24 per share. Following the Business Combination, this warrant remained outstanding and was exercisable to purchase 246,750 shares of our Common Stock based on the same exchange ratio used for converting shares of Legacy Romeo common stock into shares of our Common Stock in the Business Combination (with a purchase price also adjusted by the same exchange ratio). This warrant was net exercised in full on February 15, 2021 and the investor received 221,637 shares of our Common Stock.
Legacy Romeo entered into each of the warrant agreements listed above in connection with promissory notes issued to each warrant holder in 2018.
A warrant for 1,000,000 shares of Class B common stock at $0.01 per share was transferred to Michael Patterson from a former employee after it was pledged as security for a loan.

Additionally, Legacy Romeo held demand promissory notes (the “Demand Promissory Notes”) for payment to Legacy Romeo of $9,122,685 in term debt from the following entities related to cashless exercise of warrants: (i) JSG Romeo Holdings, LLC, FOXMPP Holdings Limited Partnership and Drew Lane Holdings, LLC (which, together with Drew Lane Capital, LLC, held a beneficial ownership stake in Legacy Romeo that was greater than 5%) and (ii) Ulysses Ventures, LLC (which held a beneficial ownership stake in Legacy Romeo that was greater than 5%). Obligations under the Demand Promissory Notes were secured through Pledge and Security Agreements pledging as security the shares obtained through exercise of each underlying warrant. Pursuant to amendments to the Demand Promissory Notes, $3,808,905 of the debt under the Demand Promissory Notes was forgiven upon receipt of prepayment of the remaining $5,313,780 due pursuant to such notes. There were no amounts outstanding under the Demand Promissory Notes as of December 29, 2020.
Commercial Agreements and Partnerships
JV and Related Agreements with BorgWarner
As described above, on May 6, 2019, BorgWarner invested approximately $50 million to purchase Series A-1 preferred stock of Legacy Romeo. In connection with that investment, Legacy Romeo and BorgWarner formed BorgWarner Romeo Power LLC (the “Joint Venture”) on June 28, 2019. Legacy Romeo and BorgWarner contributed $4 million and $6 million of cash at inception, for a 40% and 60% interest in the Joint Venture, respectively. This Joint Venture was entered into for Legacy Romeo and BorgWarner to collaborate in the design and manufacture of specific battery module and pack technology and extend the reach into other international regions. Legacy Romeo concurrently entered into a licensing agreement with the Joint Venture, allowing the Joint Venture rights to use, market, offer for sale and sell products and services using Legacy Romeo’s intellectual property in return for royalty payments payable and based on a percentage of revenue generated by the Joint Venture. Legacy Romeo also entered into a separate services agreement to provide engineering and other professional services to the Joint Venture.
Legacy Romeo and BorgWarner agreed to contribute an additional $10 million to the Joint Venture which represented funding for 2021 capital needs. In January 2021, we invested $4 million in the Joint Venture, which represented our pro rata share of the agreed upon funding.
BorgWarner is a party to the Stockholders’ Agreement and has the right to designate one director for election to our Board of Directors for so long as it maintains beneficial ownership of 7,677,071 or more shares of our Common Stock. Brady Ericson, the Vice President of BorgWarner Inc., is a member of our Board of Directors and was designated for election to our Board of Directors by BorgWarner.
Collaboration with Heritage Environmental Services
On October 2, 2020, Legacy Romeo entered into a Battery Recycling Agreement (the “Heritage Agreement”) with Heritage Battery Recycling, LLC (“HBR”), an affiliate of Heritage Environmental Services, Inc. (“HES”), an affiliate of HES, pursuant to which HBR has agreed to design, build and operate a system for redeploying, recycling or disposing of lithium-ion batteries (the “System”) to be located at HES’s facility in Arizona. Immediately following the Business Combination, we contributed $35 million to HBR to fund the building, operation, maintenance and repair of the System.
HBR will own and operate the System. We will receive 30% of the profit generated by the System during the term of the Heritage Agreement, which consists of an initial term of ten years with automatic one-year renewals. In the event of an operating shortfall, we would fund 30% and HBR would fund 70% of such shortfall. The Heritage Agreement does not specify when the System is to be completed or start generating revenue. The initial contract duration is for a period of ten years from December 29, 2020, and the agreement automatically renews for successive one-year terms indefinitely. While the arrangement is in effect, it establishes a strategic collaboration with HES for the collection of our battery packs for recycling and gives our customers priority at the recycling facility.
If HBR decides to develop any future lithium-ion battery processing facilities in North America or Europe, we would have a right of first offer to participate in any such facility under terms to be agreed upon by the parties, provided that we commit to funding at least 30% of the cost of such facility.

We have also committed to fund up to $10 million to purchase ten battery electric vehicle (“BEV”) trucks and the charging infrastructure for a one-year pilot program to determine the feasibility of transitioning HES’s or its affiliates’ fleet of trucks from diesel powered vehicles to BEVs that each utilize battery packs not smaller than 150 kWh. If such pilot program is successful, the parties would enter into an agreement for the procurement through us of at least 500 BEVs on terms acceptable to HBR, HES and us. The participants in the pilot program have been selected, and the parties are beginning to work towards an agreement to support the pilot program.
HBR and HES are affiliated with HG Ventures LLC, of which John Glushik, a former member of Legacy Romeo’s board of directors, is Managing Director.
Partnership with Republic
In January 2021, we entered into a Strategic Alliance Agreement with Republic to collaborate on the development of our battery technology for use in Republic’s electric garbage trucks. Republic is the second largest provider of non-hazardous solid waste collection, transfer, disposal, recycling, and environmental services in the United States, as measured by revenue.
Pursuant to the Stockholders’ Agreement, Republic Services will have the right to designate one director for election to our Board of Directors for so long as it maintains beneficial ownership of 1,500,000 shares of our Common Stock. Mr. Stuart, the Executive Vice President, Chief Operating Officer of Republic, is a member of our Board of Directors and was designated for election to our Board of Directors by Republic Services.
Lock-up Agreement
Certain Legacy Romeo stockholders that received shares of our Common Stock in the Business Combination have entered into a Lock-Up Agreement with Company, pursuant to which such stockholders have agreed that, from the closing date of the Business Combination until the 180th day after the closing date of the Business Combination, they will not (subject to certain exceptions) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of Common Stock (including the shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company received in connection with the transactions contemplated by the Merger Agreement.
Employment Agreements and Other Transactions with Executive Officers
Legacy Romeo had entered into employment agreements and offer letter agreements with certain of its executive officers and reimbursed affiliates for reasonable travel related expenses incurred while conducting business on behalf of Legacy Romeo. See the section titled “Executive Compensation.”
Conflict of Interest Policy
Our Code of Business Conduct and Ethics requires the Company to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board of Directors (or the Audit Committee). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.
Our Audit Committee, pursuant to its written charter, is responsible for reviewing and approving related party transactions to the extent that the Company enters into such transactions. The Audit Committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the Audit Committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete an annual directors’ and officers’ questionnaire that elicits information about related party transactions.
These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.
Related Person Transactions Policy
Our Board of Directors has adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of the policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company or any of its subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has or will have a direct or indirect material interest. Transactions involving compensation for services provided to the Company as an employee, consultant or director are not considered related person transactions under this policy.
Under the policy, a “related person” is any executive officer, director, nominee to become a director, or a holder of more than 5% of any class of our voting securities, including any of their immediate family members and affiliates, including entities owned or controlled by such persons.
Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to the Audit Committee (or, where review by the Audit Committee would be inappropriate, to another independent body of our Board of Directors) for review. To identify related person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders.
Our Audit Committee will approve only those transactions that it determines are fair to and in the best interests of the Company and our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to the Company regarding the beneficial ownership of the Common Stock as of March 31, 2021 by:
•
each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock;

•
each named executive officer and director of the Company; and

•
all executive officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. The beneficial ownership percentages set forth in the table below are based on approximately 130,529,147 shares of Common Stock issued and outstanding as of March 31, 2021.
Unless otherwise indicated in the footnotes to the table below, and subject to applicable community property laws, the Company believes that all persons named in the table below have sole voting and investment power with respect to their beneficially owned shares of Common Stock. Unless otherwise indicated, the address of each person listed in the table below is c/o Romeo Power, Inc., 4380 Ayers Avenue, Vernon, CA 90058.
Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock(1)
Directors and Named Executive Officers:
Lionel E. Selwood, Jr.(2)	975,538	*
Michael Patterson(3)	14,241,222	10.8%
Lauren Webb(4)	543,865	*
Criswell Choi(5)	223,178	*
Robert S. Mancini(6)	8,941,667	6.7%
Philip Kassin(6)(9)	9,104,725	6.8%
Brady Ericson	—	—
Susan S. Brennan	—	—
Donald S. Gottwald	—	—
Timothy E. Stuart	—	—
Paul S. Williams	—	—
All executive officers and directors as a group (12 individuals)(10)	25,733,698	18.6%
Five Percent Holders:
BorgWarner Inc.(7)	19,315,399	14.8%
RMG Sponsor, LLC(6)	8,941,667	6.7%
Ulysses Ventures, LLC(8)	6,584,389	5.0%

*
Less than 1%.

(1)
Shares of common stock subject to options and warrants that are exercisable within 60 days of March 31, 2021, are deemed beneficially owned and outstanding for computing the percentage ownership of the person holding such securities, but are not considered outstanding for computing the percentage ownership of any other person.

(2)
Consists of 975,538 shares of Common Stock subject to options that have vested or will vest and are exercisable within 60 days of March 31, 2021.

(3)
Consists of (a) 12,628,823 shares of Common Stock and (b) 1,612,399 shares of Common Stock subject to options that have vested or will vest and are exercisable within 60 days of March 31, 2021. Includes 6,000,000 shares of Common Stock that are pledged to a third party as collateral for personal residential real estate.

(4)
Consists of (a) 23,920 shares of Common Stock and (b) 519,945 shares of Common Stock subject to options that have vested or will vest and are exercisable within 60 days of March 31, 2021.

(5)
Consists of 223,178 shares of Common Stock subject to options that have vested or will vest and are exercisable within 60 days of March 31, 2021.

(6)
Consists of (i) 5,175,000 shares of Common Stock and (ii) 3,766,667 Private Warrants that are exercisable for 3,766,667 shares of Common Stock within 60 days of March 31, 2021. RMG Sponsor, LLC is the record holder of and has shared voting and dispositive power over the shares of Common Stock and Warrants reported herein. Each of Messrs. Mancini, Carpenter and Kassin is, directly or indirectly, a member of RMG Sponsor, LLC. MKC Investments LLC is the sole managing member of RMG Sponsor, LLC, and Messrs. Mancini, Carpenter and Kassin are the managing members of MKC Investments LLC. As such, they may be deemed to have or share beneficial ownership of the Common Stock and Warrants held directly by RMG Sponsor, LLC. Each such person disclaims any beneficial ownership of the reported securities other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business address for RMG Sponsor, LLC is 50 West Street, Suite 40-C, New York, NY 10006.

(7)
Consists of 19,315,399 shares of Common Stock. The business address for BorgWarner Inc. is 3850 Hamlin Road, Auburn Hills, MI 48326.

(8)
Consists of (a) 36,635 shares of Common Stock held directly by Mr. Eric Gertler and (b) 6,547,754 shares of Common Stock held directly by Ulysses Ventures, LLC. Mr. Gertler is the managing member of Ulysses Ventures, LLC. The business address for Ulysses Ventures, LLC is 510 Madison Ave., New York, NY 10022.

(9)
Mr. Kassin owned in his personal capacity 163,058 Public Warrants that were exercisable for 163,058 shares of Common Stock within 60 days of March 31, 2021. The Public Warrants were redeemed by the Company on April 5, 2021 and are no longer outstanding.

(10)
Consists of (a) 17,827,743 shares of Common Stock, (b) 3,976,230 shares of Common Stock subject to options that have vested or will vest and are exercisable within 60 days of March 31, 2021 and (c) 3,929,725 warrants that are exercisable for 3,929,725 shares of Common Stock within 60 days of March 31, 2021.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of a registered class of our equity securities (the “Reporting Persons”) to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.
To the best of our knowledge and based solely upon our review of the copies of such reports furnished to us for the fiscal year ended December 31, 2020 and the information provided to us by the Reporting Persons, we believe that all Reporting Persons complied with Section 16(a) during the 2020 fiscal year, except that one late Form 4 was filed by W. Thaddeus Miller and one late Form 4 was filed by Glazer Capital, LLC and Paul J. Glazer.
STOCKHOLDER PROPOSALS
Stockholder proposals, including nominations of persons for election to our Board of Directors, will be considered for inclusion in the Proxy Statement for the 2022 annual meeting of stockholders (the “2022 Annual Meeting”) in accordance with Rule 14a-8 under the Exchange Act, if they are received by the Corporate Secretary of the Company, on or before December 31, 2021. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws and our Bylaws. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.
Stockholders who intend to present a proposal, including nominations of persons for election to our Board of Directors, at the 2022 Annual Meeting without inclusion of such proposal in our proxy materials for the 2022 Annual Meeting are required to provide notice of such proposal between February 15, 2022 and March 17, 2022, assuming that the 2022 Annual Meeting is held within 30 days from June 15, 2022. If the meeting is advanced by more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice must be delivered not later than the close of business on the later of (a) the 90th day before the annual meeting or (b) the 10th day after which announcement of the meeting day is first made, but no earlier than 120 days prior to the annual meeting. The public announcement of an adjournment or postponement of the 2022 Annual Meeting does not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Proxy Statement. You are advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominees.
Proposals and notices of intention to present proposals at the 2022 Annual Meeting should be addressed to Corporate Secretary of Romeo Power, Inc., 4380 Ayers Ave., Vernon, CA 90058.
HOUSEHOLDING OF PROXY MATERIALS
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report on Form 10-K by contacting Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.
You may request, and we will provide at no cost, a copy of the proxy materials, including any exhibits to such filings, by writing or telephoning us at the following address: Corporate Secretary of Romeo Power, Inc., 4380 Ayers Ave., Vernon, CA 90058 or an oral request at (833) 467-2237. You may also access these filings at our web site under the “Investors” link at www.romeopower.com.
OTHER MATTERS
The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.
Your vote is important. Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.
By Order of the Board of Directors
/s/ Lionel E. Selwood, Jr.
Lionel E. Selwood, Jr. Chief Executive Officer (Principal Executive Officer)
April 30, 2021
Vernon, California

ROMEOPOWER

ROMEO POWER, INC
4380 AYERS AVENUE
VERNON, CA 90058

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 14, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RMO2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 14, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D52837-P57428 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ROMEO POWER, INC

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Lionel E. Selwood, Jr.
02) Lauren Webb
03) Robert S. Mancini
04) Susan S. Brennan
05) Brady Ericson
06) Donald S. Gottwald
07) Philip Kassin
08) Timothy E. Stuart
09) Paul S. Williams

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D52838-P57428

ROMEO POWER, INC
Annual Meeting of Stockholders
June 15, 2021, 7:00 AM PDT
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Lionel E. Selwood, Jr. and Lauren Webb, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ROMEO POWER, INC that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 7:00 AM PDT on June 15, 2021, virtually at www.virtualshareholdermeeting.com/RMO2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, as indicated on the reverse side, and in the discretion of the proxies with respect to such other matters as may properly come before the Annual Meeting.

Continued and to be signed on reverse side

Important Notice Regarding the Avallablllty of Proxy Materials for the Annual Meeung:The Noti:e and Proxy S~ternent and Form 10.X are available at W\-Y\-V.proX)'\'Ote.comROMEO POWER, INCAnnual Meeting of StockholdersJune 15, 2021, 7:00 AM POTThis proxy Is sollctted by the Board of Di rectors0 518311-PS7"13lhe undersigned stoct.holder(s) hereby appoi:nt{s) Lionel E. Selwoocl, Jr. and Lauren Webb. or either of them. as proxies,each with the pawer to appoi:nt his or her substitute. and hereby authorize(s) them to represent and to vote, as designatedon tile reverse side of this ballot. afl of the shares of Comroon Stock of ROMEO POWER, INC that the stockholder(s) is/areentitled to vote at the Annual Meeting of Stockholders to be held at 7:00 AM PDT on June 15, 2021, vinually atwww.virtualshareholdermeeting.com1RM0202 1 , and any adp urnment or postponement thereof.This proxy, when properly executed, wlll be voted In the manner directed herei n. If no such direction Is made, thlSproxywUI be voted In accordance with the Board of Directors' recommendauons. as Indicated on the reverse side, andIn the discretion of the prox.les wnh respect to such other matters as may proper ly come before the Annual Meeung.Continued and to be signed on reverse side